Purchase Order No.: 198422

Date: October 18, 1999

Seller:  Northstar Technical, Inc.
687 Water Street
St. Johns  NF  A1C 6J9

Attn:  Wilson Russell

PARTIES/TYPE OF CONTRACT

This `Firm Fixed Priced' Purchase Order between Lockheed Martin Corporation (LMC) acting through its Underseas Systems business unit (LMUSS) (hereinafter referred to as "Buyer") located at 9500 Godwin Drive, Manassas, VA 20110 and NTI (hereinafter referred as "Seller") located at 687 Water Street, St. Johns, New Foundland,
Canada is placed on the basis set forth herein.

The Buyer's procurement representative is the only person authorized to approve changes to the terms and conditions or the requirements of the Purchase Order. If the Seller complies with any order, direction, interpretation, approval, or disapproval, conditional approval, or determination (written or oral) from someone other than the Buyer's procurement representative, it shall be at Seller's own risk and Buyer shall not be liable for any increased cost or delay in performance in accordance with the requirements set forth herein. The Seller shall ensure that all Seller's personnel are aware of this provision.

Buyer is a signatory to the Defense Industry initiatives on Business Conduct and Ethics (DII).

PRODUCT/SERVICES

Seller shall furnish the necessary personnel, materials, equipment, and services required to accomplish the build, assembly, and test of the Fire Control Consoles (FCC) in accordance with the requirements of Statement of Work No. INT-98-001 dated March 10, 1998.

Price for all hardware and services will be in accordance with Schedule "A".

REQUIREMENTS/DATA

Work is to be performed in accordance with the following requirements data:

Attachment A: Multi-Function Work Station Statement of Work No. INT-98-001 dated 3/10/98 (Pages 1-42) and Appendix (38 Pages).

Attachment B:  Schedule "A" Payment Schedule & Milestone Dependencies
(2 pages).

Attachment C: Lockheed Martin Corporation General Provisions, for International Commercial Subcontracts/Purchase Orders (CORPDOC 1 INT dated 3/99) (6 pages including coversheet).

Attachment D: Subcontract No. 198422 Prime Contract Flowdowns dated 10/4/99 (39 pages including coversheet).

Attachment E: Material Inspection and Receiving Report for Victoria Class Submarine Fire Control System (2 pages including coversheet).

Attachment F: Certificate of Milestone Completion. (2 pages including coversheet)

Attachment G:  Public Works and Government Services Canada Loan
Agreement (6 pages including coversheet).

Attachment H: Vendor Shipping Procedural Instructions for Shipments to the United States, Revision B, dated 9/02/99 (19 pages including coversheet).

 :  LMUSS Property Loan Agreement No. 198422-001 (4 pages).

All drawings, specifications or other documents referenced in this Purchase Order but not attached are incorporated and made a part by this reference.

PERIOD OF PERFORMANCE AND/OR DELIVERY SCHEDULE

All articles, services and/or data shall be delivered in accordance with Schedule A. Early delivery of completed milestones is acceptable.

SHIPPING INSTRUCTIONS

All shipments should be sent to one (1) of the following addresses as directed in writing by the LMUSS Procurement Representative:

Lockheed Martin Underseas Systems
9500 Godwin Drive
Manassas, VA  20110
Attn:  Traffic 001/030

Base Commander W0100
Canadian Forces Base Halifax
Bldg 6, Willow Park
Windsor Street
Halifax, Nova Scotia
B3X 2X0

Shipping Terms: INCOTERMS 1990 DDP (Manassas, VA). Delivery shall be to the locations specified above. The acceptance point of the hardware is the NTI Facility in Newfoundland, Canada.

Customs Import Broker
All shipments to the LMUSS Facility will be cleared through the following customs import broker and subject to the following document:

Emery Customs Broker
44901 Falcon Place, Suite 104
Sterling, VA  20166

Vendor Shipping Procedural Instructions for Shipments to the United States, Revision B, dated 9/02/99.

Deliverables will be released for shipment using a Certificate of Milestone Completion and Material Inspection and Receiving Report for Victoria Class Submarine Fire Control System and will be prepared by the Subcontractor and, when properly completed and signed, be distributed via facsimile to the following address and point of contact:

Lockheed Martin Undersea Systems
9500 Godwin Drive
Manassas, VA  20110
Attention: David Batz

CONSIDERATION AND PAYMENT

BUYERS TOTAL LIABILITY/OBLIGATED FUNDS: This Purchase Order is fully funded for the negotiated price. Therefore, the total commitment of this Purchase Order is $ 1,910,848 (U.S. Dollars).

AUTHORIZATION TO PROCEED

Seller is not authorized to procure any material or hardware listed on the Bill of Materials until receipt of written authorization from the LMUSS Procurement Representative, David Batz.

INSPECTION AND ACCEPTANCE

FCC (10 EACH) MATERIAL RECEIVED LESS PROCESSORS:

Final Acceptance occurs when LMUSS and the Canada Department of National Defense (DND) Design Authority approves Seller furnished documents verifying receipt of acceptance material less processors. LMUSS and the DND Design Authority shall provide written determination of its findings within 10 days of receipt of the documents. After Final Acceptance, these items will be made available to the Seller as Government Furnished Equipment (GFE).

FCC (10 EACH) PROCESSORS RECEIVED:

Final Acceptance occurs when LMUSS and the DND Design Authority approves Seller furnished documents verifying receipt and acceptance of processors. LMUSS and the DND Design Authority shall provide written determination of its findings within 10 days of receipt of the documents. After Final Acceptance, these items will be made available to the Seller as GFE.

COMPLETE FIRE CONTROL CONSOLE (10 EACH):

The FCC's will be completed and presented for final acceptance. Inspection for Final Acceptance shall be conducted in accordance with the Fire Control Console Factory Acceptance Test (FAT) Procedures to be supplied as customer furnished equipment by LMUSS. The FAT shall be conducted at the Seller's facility in Canada. LMUSS and the DND Design Authority, at its option, may witness FAT. Final Acceptance occurs when LMUSS and the DND Design Authority approves Seller furnished documents verifying successful completion of FAT. The DND Design Authority shall provide written determination of its findings within 10 days of receipt of the documents.

ORDER OF PRECEDENCE

In the event of an inconsistency in this Purchase Order, unless otherwise provided herein, the inconsistency shall be resolved by giving precedence in the following order.

A) Subcontract 198422 Including Special Provisions
B) Schedule "A" Payment Schedule & Milestone Dependencies
C) Lockheed Martin Corporation General Provisions
D) Subcontract No. 198422 Prime Contract Flowdowns
E) Multi-Function Work Station Statement of Work No. INT-98-001
F) All other documents

ACCEPTANCE

This Purchase Order is the entire agreement between Buyer and Seller. It supersedes all prior agreements, oral or written and all other communications relating to the subject matter of this Purchase Order.

Any terms contained in Seller invoices, acknowledgments, shipping instructions or other forms that are inconsistent with or different from this Purchase Order shall be void and of no effect.

This Purchase Order is executed in duplicate originals as of the date specified on page one.

Please sign and return this Purchase Order to Buyer within ten (10) working days after receipt.

Lockheed Martin Corporation

/s/ By:  David W. Batz

Title: Sr. Subcontract Administrator

Date:  October 18, 1999


Northstar Technical Inc.

/s/ By:  Wilson E. Russell

Title:  President & CEO

Date:  October 18, 1999

ATTACHMENT A

Multi-Function Work Station Statement of Work
Gage code #52088
Number INT 98-0001
March 10, 1998

1. SCOPE

This Statement of work (SOW) defines the subcontractor's effort required to fabricate, test and deliver of the Muiti-Function Work Station (MEWS) The Multi-Function Work Station is a form, fit and function equivalent replacement for the MK1 Fire Control Console. This console is used to evaluate to operational suitability of a new generation Fire Control Consoles used on open architecture and the use of COTS components.


2. Supplies and Services

The subcontractor shall furnish the necessary personnel, materials, equipment. and services requirements to accomplish the development of the Multi-Function Work Station in accordance with requirements of this SOW. The supplies/services to be provided shall be as follows:

1) Equipment/manufacturing design-as defined in section 3.1
2) Multi-function work station-as defined in section 3.2
3) Project Management-as defined in section 3.3
4) Configuration Management-as defined in section 3.4
5) Test and Evaluation-as defined in section 3.5

3. Description of Items

This section contains the description and requirements far the item, specified in Section 2. The subcontractor shall implement and adhere to the plans identified in this section. Any significant deviations from these plans shall be described and justified to LMPS.

3.1 Equipment Manufacturing Design (Item 1)

The high level packaging requirements for the Multi-Function Work
Station Unit are specified in sections 4.1.1 and 4.1.3. These requirements. which define the form, fit and function equivalent replacement for the MK1 Fire Control Console, are mandatory requirements that must be met. The subcontractor shall redesign, modify, or use
"as is" these drawings to support the manufacture and fabrication of these units.

3.2 Multi-Function Work Station Consoles (item 2)

The subcontractor shall fabricate, test and deliver 10 Multi-Function Work Stations in accordance with the requirements as specified in section 4 of this SOW. These units shall be bulit to best commercial practices. The first unit shall be delivered 6 month. After Receipt of Order (ARO) The other 9 units shall be delivered 9 months (ARO). Five units shall be delivered to LMFS-Manassas. The other five units shall be delivered to sites in Canada that will be specified after the award of contract. Costs of the units shall include all hardware, manuifacturing, and software licensing costs-

3.3 Project Management (Item 3)

The subcontractor shall establish a Project (program) Management activity that coordinates and controls all program activities. The project management shall schedule, control, monitor, and report program activities,

3.4 Configuration Management (Item 4)

The subcontractor shall establish and maintain a program for configuration management. The program stall include configuration management of the Multi-Function Work Station, the special test and inspection equipment and associated software used for Factory Acceptance Test (PE.

3.5 Test & Evaluation (item 5)

The subcontractor shall plan, implement, conduct, and document all testing of the Multi-Function Work Station to demonstrate that it is 'built to print'.The subcontractor shall provide the test facility, test equipment, and personnel for testing of the Multi-Function work Stations.


3.5.1 Contractor Furnished Items:

IMES-Manassas shall provide the items as listed in section to support test and evaluation of the Multi-Function Work Station.

The following Items will be funinshed by LMPS-Manassas to suppon Factory Acceptance Tcsting/work Stations.

1. Personal Computer (DND Furnished Equipment)
2. LWK-20 a)ND Furnished Equipment)
3. All unit external cabling.
4. FAT procedures
5. FAT software

4. Multi-Function Work Station unit Description

4.1 Functional Description

The Multi-Function Work station is a format and function replacement for the existing ANEGYO-5O1 FCC based on an open architecture and use of COTS components. The enclosure of the work station is of welded aluminum construction and designed to meet the requirements of MIL-STD 901 as mitigated by the shock isolated platforms. The enclosure houses two state of the an flat panel displays and aruggedized standard 15 slot VMS card cage. 6 out of the 15 slots are populated with commercial off the shelf VME cards. The card set consists of 1 DY-4 PDM'er PC, 2
Sliver Graphics modules, 2 NTDS modules, and a Digital IEO module.
A desk assembly is added to the enclo sure to support Human to Machine interface. The desk assembly consists of a bullnose housing a 486 DX CPU, a 6 inch diagonal AMLC display with touch screen, and 6 input devices.

4.1.1 Console Form Factor
The critical dimensions of the Multi-Function Work Station are shown in Figure 1 "Console" and Figure 2 "Connector Plate". These drawings define the unit form factor needed for "drop in" replacement for the existing AN/GYE5O1 FCC. The subcontractor shall not deviate from these dimensions without approval from LMFS-Manassae.

4.1.2 Unit Functional Block Diagram

The funcional block diagram of the Multi-Function Work Station is shown in Figure 3 "System Block Diagram". This diagram shows the functional interface between various electronic components within the Multi-Function Work Station


4.1.3 Environmental requirements

The Multi-Function Work Station enclosure is designed and manufactured to meet the special environmental conditions as specified in MIL-SID- 901. To assure that the console will meet tbe environment requirements, the subcontactor shall not modify the enclosure design without approval from LMFS-Manassas. Furthermore, the enclosure manufacturer as specified in the parts list The same constraint shall also apply to the flat panel displays.

4.1.4 Manufacturing Drawings

Sets of manufacturing drawings and cabling lists are attached with this document. These drawings are for reference use only. The subcontractor shall modify use 'as is', or redo these drawings to support manufacturing of the Multi-Function Work Station.

              Attachment B
            SUBCONTRACT # 198422
                Schedule A

Schedule A- Payment schedule and Milestone Dependences-
This remains propriatary and sensisity material.


Attachment C- Subcontract # 198422
GENERAL PROVISIONS

LOCKHEED MARTIN CORPORATION GENERAL PROVISIONS
INTERNATIONAL COMMERCIAL SUBCONTRACTS/PURCHASE ORDERS

 1 Acceptance of Contract/Terms and Conditions.
 2 Applicable Laws
 3 Assignment
 4 Changes
 5 Communication with Lockheed Martin Customer
 6 Contract Direction
 7 Default
 8 Definitions
 9 Disputes
 10 Ecusable Delay
 11 Export Control
 12 Extras
 13 Furnished Property
 14 Gratuities/Kickbacks
 15 Importer of Record
 16 Independent Contractor Relationship
 17 Information of Lockheed Martin
 18 Information of Seller
 19 Inspection and Acceptance
 20 Insurance/Entry on Lockheed Martin's Property

1. ACCEPTANCE OF CONTRACT/TERMS AND CONDITIONS

(a) This Contract integrates, merges,and supersedes any prior offers, negotiations and agreements concerning the subject matter hereof and constitutes the entire agreement between the parties

(b) SELLER'S acknowledgment, acceptance of payment or commencement of performance shall constitute SELLER's unqualified acceptance of this Contract.

(c) Additional or differing terms or conditions proposed by SELLER or included in SELLER's acknowledgment hereof are hereby objected to by LOCKHEED MARTIN and have no effect unless expressly accepted in writing by LOCKHEED MARTlN.

2.  APPLICABLE LAWS

(a) This Contract shall be governed by and construed in accordance with the law of the State within the United States from which this Contract is issued, excluding its choice of law rules.

b) SELLER agrees to comply with all applicable laws, orders, rules, regulations and ordinances of the United States and the country where SELLER will be performing the Contract. The provisions of the "United Nations Convention on Contracts for International sale of Goods" shall not apply to this contract.

c) If the Work is to be shipped to, or performed in the United
States:

(i) SELLER represents that each chemical substance constituting or contained in Work transferred to LOCKHEED MARTIN hereunder is on the list of chemical substances compiled and published by the Administrator of the Environmental Protection
Administration pursuant to the Toxic Substances Control
Act(l5 U.S.C. Sec. 2601 et seq.) as amended.

(ii) SELLER shall provide to LOCKHEED MARTIN with each delivery any Material Safety Data Sheet applicable to the Work in conformance with and containing such information as required by the occupational Safety and
  Health Act of 1970 and regulations promulgated thereunder, or its State approved counterpart.

3. ASSIGNMENT

Any assignment of SELLER's contract rights or delegation of duties shall be void, unless prior written consent is given by LOCKHEED
MARTIN.

4. CHANGES

(a) The LOCKHEED MARTIN Procurement Representative may at any time, by written notice, and without notice to sureties or assignees, make changes within the general scope of this Contract in any one or more of the following: (I) drawings, designs or specifications;(ii) method of shipping or packing;
(iii) place of inspection, acceptance or point of delivery; and
(iv) delivery schedule.

(b) If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of this Contract, LOCKHEED MARTIN shall make an equitable adjustment in the Contract price and/or delivery schedule, and modify the Contract accordingly. Changes to the delivery schedule will be subject to a price adjustment only.

(c) Any claim for an equitable adjustment by SELLER must be submitted in writing to LOCKHEED MARTIN within 30 days agree in writing to a longer period.

d) Failure to agree to any adjustment shall be resolved in accordance with the "Disputes' clause of this Contract.
However, nothing contained in this "Changes" clause shall excuse SELLER from proceeding without delay in the performance of this Contract as changed.

5. COMMUNICATION WITH LOCKHEED MARTIN
   CUSTOMER

   (a) LOCKHEED MARTIN shall be solely responsible for all liaison and coordination with the LOCKHEED MARTIN customer, as it affects the applicable prime contract, this Contract, and any related contract.

   (b) Unless otherwise directed in writing by the authorized LOCKHEED MARTIN PROCUREMENT Representative, all documentation requiring submittal to, or action by, the LOCKHEED MARTIN customer shall be routed to, or through, the LOCKHEED MARTIN Procurement Representative, or as otherwise permitted by this contract.

6. CONTRACT DIRECTION

   (a) Only the LOCKHEED MARTIN Procurement Representative, has authority to amend this Contract. Such amendments must be in writing.

   (b) LOCKHEED MARTIN engineering and technical personnel may from time to time render assistance or give technical advice or discuss or effect an exchange of information with SELLER's personnel concerning the Work hereunder. Such actions shall not be deemed to be a change under the "Changes" clause of this Contract and shall not be the basis for equitable adjustment.

   (c) Except as otherwise provided herein, all notices to be furnished by the SELLER shall be sent to the LOCKHEED MARTIN
      Procurement Representative.

7. DEFAULT

   (a) LOCKHEED MARTIN, by written notice, may terminate this contract for default, in whole or in part, if SELLER fails to comply with any of the terms of this Contract, fails to make progress as to endanger performance of this Contract, or fails to provide adequate assurance of future performance. SELLER shall have ten ([0) days (or such longer period as LOCKHEED MARTIN may authorize in writing) to cure any such failure after receipt of notice from LOCKHEED MARTIN. Default involving delivery schedule delays shall not be subject to the cure provision.

   (b) LOCKHEED MARTIN shall not be liable for any Work not accepted; however, LOCKHEED MARTIN may require
      SELLER to deliver to LOCKHEED MARTIN any supplies and materials, manufacturing materials, and manufacturing drawings that SELLER has specifically produced or acquired for the terminated portion of this Contract. LOCKHEED MARTIN and SELLER shall agree on the amount of payment for these other deliverables.

   (c) SELLER shall continue all Work not terminated.

   (d) If under termination under paragraph(a), it is later determined that SELLER was not in default, such termination shall be deemed a Termination for Convenience.

8. DEFINITIONS

   The following terms shall have the meanings set forth below:

   (a) "Work" means all required articles, materials, supplies, goods, and services constituting the subject matter of this Contract.

   (b) "SELLER" means the party identified on the face of the contract with whom LOCKHEED MARTIN is contracting.

   (c) "LOCKHEED MARTIN", means LOCKHEED MARTIN
      CORPORATION, acting through its companies, or business units, as identified on the face of the Contract. If a subsidiary or affiliate of Lockheed Martin Corporation is identified on the face of the Contract than "LOCKHEED MARTIN" means that subsidiary, or affiliate.

   (d) "LOCKHEED MARTIN Procurement Representative" means the person authorized by LOCKHEED MARTIN's cognizant procurement organization to admister and/or execute this Contract.

   (e) "Contract" means the instrument of contracting, such as "PO". "Purchase Order, or other such type designation, including all referenced documents, exhibits and attachments. If these terms and conditions are incorporated into a "master" agreement that provides for releases, (in the form of a purchase order or other such document) the term "Contract" shall also mean the release document for the Work to be performed.

   (f) "PO" or "Purchase Order" as used in any document constituting part of this contract shall mean this contract.


9.  DISPUTES

   All disputes under this Contract which are not disposed of by mutual agreement may be decided by recourse to an action at law or in equity exclusively in a United States Court of competent jurisdiction located in the State from which this contract is issued. Until final resolution of any dispute, SELLER shall diligently proceed with the performance of this Contract as directed by LOCKHEED MARTIN

10. EXCUSABLE DELAY

  (a) Subject to (b) and wben mutually agreed by the parties, SELLER shall be excused from, and shall not be liable for, failure of performance due to one or more of the following qualifying events (such list being exclusive):

     (i) war; warlike operation; insurrection; riot; fire, explosion, accident, governmental act; material control regulations or orders; act of God; act of the pubfic enemy; epidemic;
        and quarantine restriction; and if

     (ii) Such event was beyond Seller's control and not occasioned by its negligence or default. The contract will be extended for that period of time attributable to such event.

  (b) In order to be excused from performance under (a) Seller shall submit, within ten (10) calendar days of the start of the qualifying event, a written notice stating a complete and detailed description of such event, the date of commencement, an estimate of the probable period of delay. and explanation indicating how such event was beyond the control of the SELLER and not due to Its negligence rr fault and what efforts SELLER will make to minimize the length of delay. SELLER shall submit within ten (10) calendar days of the end of the event a written notice stating the impact to the schedule and evidence justifying the length of the delay. If the delay extends for thirty (3O) days or more this Contract may be terminated by LOCKHEED MARTIN without additional cost.

  (c) Failure of the United States Government to issue any required export license, or withdrawal/termination or a required export license by the United States Government shall relieve
     LOCKHEED MARTIN of its obligations under this Contract, and shall relieve SELLER of its' corresponding obligations.

11.  EXPORT CONTROL

  (a) Seller agrees to comply with all applicable United Statas export control laws and regulations. Without limiting the foregoing, Seller agrees that it will not transfer any export controlled item, data or service, to include transfer to foreign nationals employed by or associated with, or under contract to SELLER or SELLER'S lower-TIER supplier, without the authority of an Export License or applicable license exception.

  (b) SELLER agrees to notify LOCKHEED MARTIN if any deliverable work under this Contract is restricted by export control laws or regulations.


12. EXTRAS

   Work shall not be supplied in excess of quantities specified in the Contract. SELLER shall be liable for handling charges and return shipment costs for any excess quantities.

13.  FURNISHED PROPERTY

   (a) LOCKHEED MARTIN may provide to SELLER property owned by either LOCKHEED MARTIN or its customer
      (Furnished Property). Furnished Property shall be used only for the performance of this Contract.

   (b) Title to Furnished Property shall remain in LOCKHEED
      MARTIN or its customer. SELLER shall clearly mark (if not so marked) all Furnished Property to show its ownership.

   (c) Except for reasonable wear and tear, SELLER shall be responsible for, and shall promptly notify LOCKHEED MARTIN of any loss or damage. Without additional charge, SELLER shall manage, maintain, and preserve Furnished Property in accordance with good commercial practice.

   (d) At LOCKHEED MARTIN'S request, and/or upon completion of this Contract the SELLER shall submit, in an acceptable form, inventory lists of Furnished Property and shall deliver or make such other disposal as may be directed by LOCKHEED
      MARTIN.

14. GRATUITIES/KICKBACKS

   No gratuities (in the form of entertainment, gifts or otherwise) or kickbacks shall be offered or given by SELLER to any employee of LOCKHEED MARTIN with a view toward securing favorable treatment as a supplier.

15. IMPORTER OF RECORD
   (Applies only if the Contract involves importation of Work into the United States.)

   (a) If elsewhere in the Contract LOCKHEED MARTIN is indicated as importer of record, SELLER warrants that all sales hereunder are or will be made at no loss than fair value under the United States Anti-Dumping Laws (19 U.S.C. l673 et seq.).

   (b) If elsewhere in the Contract LOCKHEED MARTIN is not indicated as importer of record, then SELLER agrees that:

      (i) LOCKHEED MARTIN will not be a party to the importation or Works, the transaction(s) represented by this contract will be consummated after importation, and SELLER will neither cause nor permit LOCKHEED MARTIN'S name to be shown as "Importer Of Record" on any customs declaration; and

      (ii) Upon request and where applicable, SELLER will provide to LOCKHEED MARTIN Customs Form 7501 entitled
      "Customs Entry", properly excecuted.

16.  INDEPENDENT CONTRACTOR RELATIONSHIP

   (a) SELLER is an independant contractor in all its operations and activities hereunder. The employees used by SELLER to perform Work under this Contract shall be SELLER's employees exclusively without any relation whatsoever to LOCKHEED
      MARTIN.

   (b) SELLER shall be responsible for any costs or expenses including attorneys' fees, all expenses of litigation and/or settlement, and court costs, arising from any act or omission of SELLER, its officers, employees, agents, suppliers, or subcontractors at any tier, in the performance of any of its obligations under this Contract.


17. INFORMATION OF LOCKHEED MARTIN

   Information provided by LOCKHEED MARTIN to SELLER remains the property of LOCKHEED MARTIN. SELLER agrees to comply with the terms of any Proprietary Information Agreement with LOCKHEED MARTIN and to comply with all Proprietary Information markings and Restrictive Legends applied by LOCKHEED MARTIN to anything provided hereunder to SELLER. SELLER agrees not to use any LOCKHEED MARTIN provided information for any purpose except to perform this Contract and agrees not to disclose such information to third parties without the prior written consent of LOCKHEED MARTIN.



18. INFORMATION OF SELLER

   SELLER shall not provide any propietary information to LOCKHEED MARTIN without prior execution by LOCKHEED
   MARTIN of a proprietary information agreement.

19. INSPECTION AND ACCEPTANCE

   (a) LOCKHEED MARTIN and its customer may inspect all Work at reasonable times and p1aces, including, when practicable, during manufacture and before shipment. SELLER shall provide all information, facilities, and assistance necessary for safe and convenient inspection without additional charge.

   (b) No such inspection shall relieve SELLER of Its obligations to furnish all Work in accordance with the requirements of this Contract. LOCKHEED MARTIN's final inspection and acceptance shall be at destination.

   (c) If SELLER delivers non-conforming Work, LOCKHEED
      MARTIN may: (i) accept all or part of such Work at an equitable price reduction; (ii) reject such Work; or (iii) make, or have a third party make all repairs, modifications, or replacements necessary to enable such Work to comply in all respects with Contract requirements and charge the cost incurred to SELLER.

   (d) SELLER shall not re-tender rejected Work without disclosing the corrective action taken.

20. INSURANCE/ENTRY ON LOCKHEED MARTIN'S
    PROPERTY

   In the event that SELLER, its' employees' agents, or subcontractors enter LOCKHEED MARTIN's or its' customer's premises for any reason in connection with this Contract, SELLER, its subcontractors and lower-tier subcontractors, shall procure and maintain worker's compensation, comprehensive general liability, bodily injury and property damage insurance in reasonable amounts, and such other insurance as LOCKHEED MARTIN may require and shall comply with all site requirements. SELLER shall indemnify and hold harmless LOCKHEED MARTIN, its officers, employees, and agents from any losses, costs, claims, causes of action, damages, liabilities, and expenses, including attorney's fees, all expenses of litigation and/or settlement, and court costs, by reason of property damage or personal injury to any person caused in whole or In part by the actions or omissions of SELLER, its officers, employees agents, suppliers, or subcontractors at any tier. SELLER shall provide LOCKHEED MARTIN thirty days advance written notice prior to the effective date of any cancellation or change in the term or coverage of any of SELLER's required insurance. If requested, SELLER shall send a "Certificate of Insurance" showing SELLER'S compliance with these requirements. SELLER shall name
   LOCKHEED MARTIN as an additional insured for the duration of this Contract. Insurance maintained pursuant to this clause shall be considered primary as respects the interest of LOCKHEED
   MARTIN and is not contributory with any insurance which LOCKHEED MARTIN may cary.

21.  INTELLECTUAL PROPERTY

   (Subparagraph (a) is NOT applicable for commercial off-the-shelf purchases.)

   (a) SELLER agrees that LOCKHEED MARTIN shall be the owner of all inventions, technology, designs. works of authorship, mask works, technical information, computer software, business information and other information conceived, developed or otherwise generated in the performance of this Contract by or on behalf of SELLER.
      SELLER hereby assigns and agrees to assign all right title and interest in the foregoing to LOCKHEED MARTIN, including without limitation all copyrights, patent rights and other intellectual property rights therein and further agrees to execute, at LOCKHEED MARTIN's request and expense, all documentation necessary to perfect title therein in LOCKHEED MARTIN. SELLER agrees that it will maintain and disclose to LOCKHEED MARTIN written records of, and otherwise provide LOCKHEED MARTIN with full access to, the subject matter covered by this and that all such subject matter will be deemed information of LOCKHEED MARTIN and subject to the protection provisions of the clause entitled 'Information of Lockheed Martin". SELLER agrees to assist
      LOCKHEED MARTIN, at LOCKHEED MARTIN's request and expense, in every reasonable way, in obtaining, maintaining, and enforcing patent and other intellectual property protection on the snbject matter covered by this Clause.

   (b) SELLER warrants that the Work performed and delivered under this Contract will not infringe or otherwise violate the intellectual property rights of any third party in the United States or any foreign country. SELLER agrees to defend, indemnity and hold harmless LOCKHEED MARTIN and its customers from and against any claims, damages, losses costs and expenses, including reasonable attorney's fees, arising out of any action by a third party that is based upon a claim that the Work performed or delivered under this Contract infringes or otherwise violates the intellectual property rights of any person or entity.

22. LANGUAGE AND STANDARDS

     All reports; correspondence, drawings, notices, marking, and other communications shall be in the English language. The English version of the Contract shall prevail. Unless otherwise providcd in writing all documentation and work, shall employ the units of United States Standard weights and measures.

23.  NEW MATERIALS

     The Work to be delivered hereunder shall consist of new materials, not used, or reconditioned, or of such age as to impair its useflness or safety).

24.  OFFSET/CREDIT CORPORATION

       All offset or countertrade credit value resulting from this Contract shall accrue solely to the benefit of LOCKHEED MARTIN. SELLER agrees to coorperatewith LOCKHEED MARTIN in the fullfilment of any foreign offset/countertrade obligations.

25.  PACKING AND SHIPMENT

          (a) Unless otherwise specified, all Work is to be packed in accordance with good commercial practice.

          (b) A complete packing list shall be enclosed with all shipments. SELLER shall mark containers or packages with necessary lifting, loading, and shipping information, including the LOCKHEED MARTIN contract number, item number, ddates of shipment, and the names and addresses of consignor and consignee. Bills of lading shall include this Contract number.

          (c) Unless otherwise specified, delivery shall be DDP LOCKHEED MARTIN's facility named on the face of the Contract, in accordance with INCOTERMS 1990.

26.  PAYMENTS, TAXES, AND DUTIES

          (a) Unless otherwise provided, terms of payment shall be net 30 days from the latest of the following: (i) LOCKHEED
               MARTIN's receipt of the SELLER's proper invoice; (ii) Scheduled delivery date of the work; or (iii) Actual delivery of the Work. LOCKHEED MARTIN shall have a right of setoff against payments due or at issue under this Contract or any other contract between the parties.

          (b) Payment shall be deemed to have been made as of the date of mailing LOCKHEED MARTIN's payment or electronic funds transfer.

          (c) Unless otherwise specified, prices include all applicable federal, state and lcal taxes, duties, tariffs, and similar fees imposed by any government. all of wluch shall be listed separately on the invoice.

     (d) All taxes, assessments and similar charges levied with respect to or upon any such products or work owned by LOCKHEED
         MARTIN while in SELLER's possession or control, and for which no exemption is available, shall be born by SELLER.

     (e) The prices stated in the Contract are firm, fixed prices in United States dollars.

27. PRECEDENCE

   Any inconsistencies in this Contract shall be resolved in accordance with the followinf descending order of precedence:(1) Face of the Purchase Order, Release document or Schedule, (which shall include continuation sheets),as applicable, including any Special terms and conditions; (2) Any master-type agreement (such as corporate, sector or blanket agreements); (3) these General
   Provisions; (4) Statement of Work.

28. QUALITY CONTROL SYSTEM

   Unless this Contract contains other specific quality requirements:

   (a) SELLER shall provide and maintain a quality control system to an industry recognized Quality Standard for the Work covered by this Contract.

   (b) Records of all quality control inspection Work by SELLER shall be kept complete and available to LOCKHEED
      MARTIN and its customers.

   29. RELEASE OF INFORMATION

   Except as required by law, no public release of any information, or confirmation or denial of same, with respect to this Contract or the subject matter hereof, will be made by SELLER without the prior written approval of LOCKHEED MARTIN.

30. STOP WORK ORDER

   (a) SELLER shall stop Work for up to ninety (90) days in accordance with the terms of any writen notice received from LOCKHEED MARTIN, or for such longer period of time as the parties may agree and shall take all reasonable steps to minimize the incurrence of costs allocable to the Work covered by this Contract during the period of Work stoppage.

   (b) Within such period, LOCKHEED MARTIN shall either terminate or continue the Work by written order to SELLER.
      In the event of a continuation, an equitable adjustment in accordance with the principles of the "Changes" clause, shall be made to the price, delivery schedule, or other provision affected by the Work stoppage, if applicable, provided that the claim for equitable adjustment is made within thirty (30) days after such continuation


31. SURVIVABILITY


If this Contract expires, is completed or terminated, SELLER shall not be relieved of those obligations contained in this Contract for the following provisions:

      Applicable Laws, Clause#2
      Export Control, Clause#10
      Independent Contractor Relationship, Clause#16
      Information of Lockheed Martin, Clause #17
      Insurance/Entry on Lockheed Martin's Property,
       Clause#20
      Intellectual Property, Clause#21
      Release of Information, Clause#29
      Warranty, Clause#35
      Year 2000 Compliance, Clause#36

32. TERMINATION FOR CONVENIENCE

   (a) For specially performed Work: LOCKHEED MARTIN may terminate part or all of this Contract for its convenience by giving written notice to SELLER, LOCKHEED MARTIN's only obligation shall be to pay SELLER a percentage of the price reflecting the percentage of the Work performed prior to the notice of termination, plus reasonable charges that SELLER can demonstrate to the satisfaction of LOCKHEED MARTIN, using generally accepted accounting principles, have resulted from the termination. SELLER shall not be paid for any Work performed or costs incurred which reasonably could have been avoided.

   (b) In no event shall LOCKHEED MARTIN be liable for lost or anticipated profits. or unabsorbed indirect costs or overheed, or for any turn in excess of Ow total Contract EcL SELLER's termination claim shall be submined within 90 days ItOrn The Effective date 0f the tertnitttiE

   (c)For other than specially performed Work. LOCKHEED
      MARTIN may terminate part or all of this contract for Its convenience by giving written notice to SELLER and LOCKHEED MARTIN'S only obligation to SELLER shall be payment of a mutually agread-upon restocking or service charge

   (d)SELLER shall continue all Work not terminated,

33. TIMELY PERFORMANCE

   (a) SERLLER's timely performance is a critical element of this Contract

   (b) Unless advance shipment has been authorized in writing by LOCKHEED MARTIN, LOCKHEED MARTIN mau store at
       SELLER's expense, or return, shipping charges collect, all Work received in advance of the scheduled delivery date.

   (c) If SELLER becomes aware of difficulty in performing the Work, SELLER shall timely notify LOCKHEED MARTIN, in writing, giving pertinent details. This notification shall not change any delivery schedule.

   (d) In the event of a termination for convenience or change, no claim will be allowed for any manufacture or procurement in advance of SELLER'S normal flow time unless there has been prior written consent by LOCKHEED MARTIN.

34.  WAIVER, APPROVAL, AND REMEDIES

   (a) Failure by LOCKHEED MARTIN to enforce any of to provision(s) of this Contract shall not be construed as a waiver of the requirement(s) of such provision(s), or as a waiver of the right of LOCKHEED MARTIN thereafter to enforce each and every such provision(s).
   (b) LOCKHEED MARTIN's approval of documents shall not relieve SELLER from complying with any requirements of this Contract.

   (c) The rights and remedies of LOCKHEED MARTIN in this Contract are cumulative and in addition to any other rights and remedies provided by law or in equity.


35. WARRANTY

    SELLER warrants that all Work furnished pursuant to this Contract shall strictly conform to applicable specifications, drawings, samples, and descriptions, and other requirements of this Contract and be free from defects in design, material and workmanship. The warranty shall begin upon final acceptance and extend for a period of one year or the manufacturer's warranty period, whichever is longer. If any non-conformity with Work appears within that time, SELLER, at LOCKHEED MARTIN'S option, shall promptly repair, replace, or reperform the Work. Transportation of replacement Work and return of non-conforming Work and repeat performance of Work shall be at SELLER's expense. If repair or replacement or reperformance of


    Work Is not timely, LOCKHEED MARTIN may elect to return the non-conforming Work or repair or replace Work or reprocure the Work at SELLER's expense. All warranties shall run to LOCKHEED MARTIN and its customer(s).

36. YEAR 2000 COMPLIANCE

   (a) Year 2000 compliant, as used in this clause, means that with respect to information technology, that the information technology accurately processes date/time data (including but not limited to, calculating, comparing, and sequencing)from, to, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 tna leap year calculations, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.


   (b) Any and all Work provided hereunder will be Year 2000 compliant at the time of delivery to LOCKHEED MARTIN. including but not limited to accuratel inputting, storing, manipulating, comparing, calculating, updating, displaying, outputting, and transferring such dates and data unless otherwise expressly provided herein by LOCKHEED
       MARTIN.

   (c) This provision takes precedence over all other provisions of this Contract with respect to being Year 2000 compliant. In the event of a discovery of any non-compliance, either before, concurrent with, or subssequent to delivery of a good or service under this Contract, the discovering party shall notify the other party within five(5) business days. If the defective good or service is being presented for acceptance or has already been delivered, at LOCKHEED MARTIN'S option, the defective good or service shall be repaired or replaced within ten (10) business days notice at no cost to LOCKHEED MARTIN.

   (d) Nothing in this provision shall be construed to limit any other rights under this Contract, at law or in equity that LOCKHEED MARTIN may have with respect TO Year 2000 compliance.




                   Attachment E

               SUBCONTRACT No.198422


         MATERIAL INSPECTION AND RECEIVING
                      REPORT
                     (2 pages)



Material Inspection and Receiving Report For
Victoria Class Submarine Fire Control System

                   Page 1 of 1

Prime Contract Administered By
Public Works and Government
W8472-8-OO12/OO1/QF
Lockheed Martin Corporation
Lockheed Martin Undersea Systems
Services Canada (PWGSC)

Aerospace, Marine and
LMUSS Subcontract Number Business Unit (LMUSS)   Electronic Systems (AMES)
9500 Godwin Drive    Electronic Systems Group, QC
                            Manassas, VA 20110   Section

            Quality Assurance Representative -          Canada DND


Subcontract Number:                    Date            Shipment   Invoice
(Procurement Instrument)
Seller                                  Shipped    Number     Number
Northstar Technical Inc.
687 Water Street
St.Johns NF AIC 6JQ
Canada

Shipped From                FOB           Invoice will be mailed to:
Northstar Technical Inc.    Destination
687 Water Street
St Johns NF A1C 6J9
Canada

*Shipped To/Mark For
  Unclassified Data Deliverable to LMUSS    0 Hardware to LMUSS
  Lockheed Martin Corporation               Lockheed Martin Corporation
  Lockheed Martin Undersea Systems          Lockheed Martin Undersea Systems.
  9500 Godwin Drive                         9500 Godwin Drive
  Manassas, VA 20110                        Manassas VA 20110
                                            Windsor Street

  0 Hardware To CFB, Halifax
  Base commander WO1OO
  Canadian forces Base Halifax
  Bldg 6, Willow Park
  Halifax, Nova Scotia

Attn:
    B3X2X0


Line Item    Description of Contract Line Item(s)Shipped


Quantity Unit     Unit Price (USD)     Amount(USD)


                 Attachment F   SUBCONTRACT No.198422


                  CERTIFICATE 0F MILESTONE COMPLETION


              Certificate of Milestone Completion - No.

    This certificate, when signed & dated by NTI below, certifies that Milestone #___ entitled:


    was completed by NTI.


    All items identified below have been completed in full conformance with the subcontract requirements:



    It is mutually understood that acceptance of this milestone certificate by LMUSS is deemed to acknowledge substantial completion of the identified milestone tasks and shall not in any manner be construed as a waiver of LMUSS' rights under the subcontract to full and complete performance of all subcontract requirements. To the extent of any deficiencies identified below, acceptance of this certificate by LMUSS is conditional and it is accordingly mutually understood that LMUSS may withdraw acceptance of this certificate if NTI fails to make timely and satisfactory correction of the deficiencies.

    Deficiencies:


    Signatures:
Submitted on behalf of NTI by:

 Accepted on behalf of LMUSS by:

 Larry Fox - Program Manager


Date:                                        Date:



                             Attachment G

                         SUBCONTRACT No.198422


                       PUBLIC WORKS AND GOVERNMENT
                     SERVICES CANADA LOAN AGREEMENT
                               (6pages)



                           Loan Agreement

Covering loan of Department of National Defence equipment through Department of Supply and Services.

                     Instructions to Contractor

1. Submit original and four copies to the contracting officer, Department of Supply and Services and two copies to the cognizant DND Technical Services Detachment. The contracting officer shall forward the Loan Agreement to Production Assets Management Services for processing.

2. The equipment to be listed in Schedule B may include machine tools, special tools test equipment tooling and ground handling equipment, but not the following: consumable materials, prototypes, sealed samples, models or equipment for catering contractors.

                               Schedule A

                        Terms ot Loan Agreement


Terms applicable to Canadian and Foreign Defence Work

1. The equipment is to be used for the purpose of performing the defence work identified in this Agreement or such other defence work as may be authorized in writng by DSS from time to time.

2. Commercial work shall not be carried out using the equipment.

3. The Contractor shall ensure that at all times each item of equipment bears a clearly visible identification number corresponding to that shown on the Notice to Ship, or other issue document issued in respect thereof. and shall be responsible for making any changes n that number that may be notified from time to time by DSS.

4. The Crown's representatives shall have the right to inspect the equipment at any time and the contractor shall provide any reasonable assistance required therefore

5. Unless DSS otherwise authorizes the contractor in writing, the Contractor shall return the equipment to the destination designated in writing by DSS upon the completion of its use in performing the defence work. In the absence of such designation in writing, the Contractor shall request instructions from DSS. When equipment is ready to be returned to DND, the Contractor shall prepare a condition report and arrange for the cognizant DND Technical Services Detachment to inspect and evaluate the condition of the equipment. In cases where a Technical Services Detachment is not available the Contractor shall request DSS to arrange for inspection.

6. DSS may terminate the loan or any part thereof at any time. and recal1 the equipment concerned with that termination.

7. The Contractor shall indemnify and save harmless the Crown, its ministers, officers, servants, agents, employees, and members of the Canadian Forces from and against all claims, demands, damages, loss costs, expense, actions, causes of action, suits or other proceedings by whomsoever made, arising out of any injury to persons (including injuries resulting in death) or loss of or damage to property of others that may be caused by or suffered as a result of the operation, use or transportation of the equipment by the Contractor or any action taken or things done by virtue of this loan.

Terms Applicable to Canadian Defence Work

8. No rent shall be payable by the Contractor to the Crown in respect of equipment loaned for Canadian defence work.

9. The Department of National Defence will pay or reimburse the Contractor for reasonable and proper costs incurred by the contractor in taking possession of the equipment and moving it to and from the Contractors plant or other location authorized by DSS, including the cost of labor and materials in connection with the packaging and transportation of the equipment.

10. The Contractor shall take reasonable and proper care of the equipment, including the maintenance thereof during the term of this loan and shall be responsible for any loss or damage resulting from its failure to do so other than loss or damage caused by fire or by ordinary wear and tear. The maintenance of the equipment shall be in accordance with OND Standards, a copy of which the Contractor acknowledges to have in its possession. In the event of loss or damage and where the Minister so directs, the Contractor shall repair or replace or have repaired or replaced the equipment to the satisfaction of the Minister. or reimburse the Crown to the full value of the equipment as indicated in Schedule S.

l1. The Contractor may insure the equipment against loss or damage by fire or supplemental perils or any other risks while the equipment is in its care, custody or control but no portion of the premium cost will be assumed by the Crown.

12. Should the equipment consist of or include one or more vehicles. the contractor shall obtain vehicle liability insurance with respect to each such vehicle in an aggregate amount of not less than $500,000 for each occurence against claims arising from loss of life, bodily injury and property damage. Should the equipment be an aircraft, the Contractor shall carry aircraft liability insurance in an aggregate amount of not less than $1,000,000 for each occurrence against claims arising from loss of life, bodily injury and property damage. The vehicle or aircraft insurance policy shall include a cross liability clause naming the Crown as an insured party.






                              Schedule A (continual)
                            Terms of Loan Agreement


Terms Applicable to Foreign Defence Work

13. Canadian defence work must be given prionty over foreign defence work.

14. No rent shall be payable by the Contractor in respect of the loan of the equipment for foreign defence work provided that benefit of such rent-free use is reflected in the price charged to the purchaser.

15. The Contractor shall submit to DSS statements showing the costs incurred and profits realized from such foreign defence work, provided however, that the Minister may in his/her discretion, cause audits to be conducted at any time in order to determine such profits. In the event it has been determined that the Contractor has received profits in excess of an amount which the Minister considers reasonable such excess profits shall be recover by the Minister.

18. The Contractor shall be responsible for all cost's incurred in taking possession of, returning, transferring, insuring, maintaining and servicing the equipment and in no event will such costs be chargeable to the Crown either directly or indirectly.

17. The Contractor shall take reasonable and proper care of the equipment, including the maintenance thereof, during the term of this loan and shall be responsible for any loss or damage resulting from the failure to do so other than loss or damage caused by ordinary wear and tear. The maintenance of the equipment shall be in accordance with DND Standards, a copy of which the Contractor acknowledges to have in its possession. In the event of loss or damage and. where the Minister so directs, the Contractor shall repair or replace or have repaired or replaced the equipment to the satisfaction of The Minister, or reimburse the Crown to the full value of the equipment as indicated in Schedule S.

                  Attachment D
                    Section 1

Canadian Government Clause Flowdowns 9/29/99
(Canadian Government Clauses ID 9601 and ID 9403 negotiated)

Date ID Title Status Usage
1998/02116 9601 General Conditions- Long Form Active


MODIFIED AS ANNOTATED FOR APPLCABILITY TO LMUSS SUBCONTRACT TO NTI

960100 (16/02/98) General Conditions - Long Form

Public Works and Government Services Canada

Ol Interpretaion

02 Powers of the Minister

03 Status of the Contractor

04 Amendments and Waivers

O5 Conduct of the Work

06 Compliance with Applicable Laws

07 Specifications

08 Subcontracting

09 Replacement of Personnel

10 Assignment

11 Time of the Essence

12 Excusable Delay

13 Security and Protection of the Work

14 Payment

15 Interest on Ovcrdue Accounts

16 changes in Taxes and nudes

17 Discounts, Wastes and Spoilage

18 Inspection of the Work

19 Title

20 Warranty

21 Government Properly

22 Indemnity Against Third-Party Claims

23 Royalties and Infringement

24 Copyright

25 Suspension of the Work

26 Default by the Contractor

27 Termination for Convenience

28 Accounts and Audit

29 Notice

30 Members of the House of Commons

31 Conflict of Interest

32 No Bribe

33 Survival

34 Severability

35 Successors and Assigns

36 Entire Agreement

37 Certification - Contingency Fees

This document reflects certain Canadian Government prime contract clauses that Lockheed Martin Undersea Systems
(LMUSS), the first tier subcontractor for the Victoria
Submarine Fire Control Modification (SFCM) Contract, is required to include in its subcontract with Northstar
Technical Inc. (NTI). For clarification purposes,identification of the contracting parties in certain clauses is changed as set out below.

   a) The term "Contract" means "Subcontract" and the term
      "Contractor" means "NTI",
   b) The terms "Representative of the Minister", Authority", "Technical Authority" and Canada refers to LMUSS except were the context would require a different construction.
   c) The terms "Party", "Parties," or Contracting Parties"
      Subcontract.

9601 Ol (16/02/98) Interpretation

1. In the Contract, unless the context otherwise requires,

  "Canada", "Crown", "Her Majesty" or "the Government" means Her
  Majesty the Queen in right of Canada;

  "Work" means the whole of the activities. services, materials, equipment, software, matters and things reqnirnd to be done, delivered or performed by the Contractor in accordance with the terms of the Contract.

  "Contract" means the written agreement between the Parties, these general conditions, any Supplemental General Conditions specified in the written agreement, and every other document specified or referred to in any of them as forming part of the Contract, all as amended by agreement of the Parties from time to time;

  "Contracting Authority" means the person designated as such in the Contract, or by notice to the Contractor, to act as the representative of the Minister in the management of the Contract;

  "Contractor" means the person or entity whose name appears on the signature page of the written agreement and who is to supply goods or services to Canada under the Contract;

"Contract Price" means the amount expressed in the Contract to be payable to the Contractor for the Work;

"Cost" means cost determined in accordance with Contract Cost
Principles DSS-MAS 1031-2 as revised to the date of the bid solicitation;

"Government Property" means all materials, parts, components, specifications, equipment, software, articles and things supplied to the Contractor by or on behalf of Canada for the purposes of performing the Contract and anything acquired by the Contractor in any manner in connection with the Work the cost of which is paid by Canada under the Contract and, without restricting the generality of the foregoing, includes Government Issue as defined in the Defence Production Act, R.S.C 1985,
c. D-1, Government Furnished Equipinent and Government Supplied
Materiel;

"Inspection Authority" means the person designated as such in the Contract, or by notice to the Contractor, to act as the representative of the minister for whose department or agency the Work is being carried out in matters concerning the inspection of the Work, and for purposes of section 18 (Inspection of the Work) includes a Quality Assurance Authority if such an authority is mentioned in the Contract;

"Minister" means the Minister of Public Works and Government
Services and any other person duly authorized to act on behalf of that Minister;

"Moral Rights" has the same meaning as in the Copyright Act, RES.C. 1985, c. C-42;

"Party" means Canada or the Contractor or any other signatory to the Contract and "Parties" means all of them;

"Specifications" means the functional or technical description of the Work set out or referred to in the Contract, including drawings, samples and models, and funher includes, except to the extent inconsistent with anything set out or referred to in the Contract, any such description set out or referred to in any brochure, product literature or other documentation furnished by the Contractor in relation to the Work or any part thereof;

"Subcontract" includes a Contract let by any subcontractor at any tier for the performance or supply of a part of the Work, and includes a purchase referred to in paragraph 2 (a) of section 8 at any such tier, and the derivatives of the word shall be construed accordingly:
  "Technical Audiority" means the person designated in the Contract, or by notice to the Contractor, to act as the representative of the Minister for whose department or agency the Work is being carried out in matters concerning the technical aspects of the Work;

2. The headings used in these general conditions are inserted for convenience of reference only and shall not affect their interpretation.

3. If the Contract is a defence Contract within the meaning of the Defence Production Act, R.S.C. 1985. c. D-1, it is subject to that Act and shall be governed accordingly.

4. In the Contract, words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine gender and the neuter.

9601 02 (04/01/94) Powers of the Minister

Evcry right, remedy, power and discretion vested in or acquired by Canada or -the Minister under the Contract or by law shall be cumulative and nonexclusive.

9601 03 (04101194) Status of the Contractor

The Contractor is engaged as an independent Contractor for the sole purpose of performing the Work. Neither the Contractor nor any of its personnel is engaged as an employee, servant or agent of Canada. The Contractor is responsible for all deductions and remittances required by law in relation to its employees including those required for Canada or Quebec Pension Plans, unemployment insurance, workers' compensation, or income tax.

9601 04 (04/01/94) Amendments and Waivers

1. No design change, modification to the Work, or amendment to the Contract shall be binding unless it is incorporated into the Contract by written amendment or design change memorandum executed by the authorized representatives of the Minister and of the Contractor and the Contractor and Subcontractor agree to and execute a subcontract modification which incorporates these changes.

2. While the Contractor may discuss any proposed changes or modifications to the scope of the Work with the Technical Authority, Canada shall not be liable for the cost of any such change or modification until it has been incorporated into the Contract in accordance with subsection 1.

3. No waiver shall be valid, binding or affect the rights of the Parties unless it is made in writing by) in the case of a waiver by Canada. the Contracting Authority and, in the case of a waiver by the Contractor, the authorized representative of the Contractor.

4. The waiver by a Party of a breach of any term or condition of the Contract shall not prevent the enforcement of that term or condition by that Party in the case of a subsequent breach, and shall not be deemed or construed a waiver of any subsequent breach.

9601 05 (04/01/94) Conduct of the Work

1 The Contractor represents and warrants that:

  (a) it is competent to perform the Work; and

  (b) it has the necessary qualifications. including knowledge, skill and experience, to perform the Work, together with the ability to use those qualifications effectively for that purpose.

2. Except for Government Property specifically provided for in the Contract, the Contractor shall supply everything necessary for the performance of the Work, including all the resources, facilities, labour and supervision, managernent, services, equipment1 materials, drawings, technical data, technical assistance, engineering services, inspection and quality assurance procedures, and planning necessary to perform the Work.

3. The Contractor shall:

  (a) carry out the Work in a diligent and efficient manner,

  (b) apply as a minimum quality assurance tests, inspections and controls consistent with those in general usage in the trade and that are reasonably calculated to ensure the degree of quality required by the Contract; and

  (c) ensure that the Work:

     (1) is of proper quality, material and workmanship;

     (2) is in full conformity with the Specifications; and

     (3) meets all other requirements of the Contract.

4. The Contractor agrees to accept and be bound by the Inspection or Quality Assnrance Authority's interpretation of the Specifications, insofar as such an interpretation is not inconsistent with any other part of the Contract.

9601 08 (04/01/94) Subcontracting

1. Unless otherwise provided in the Contract, the Contractor shall obtain the consent of the Minister in writing prior to Subcontracting or permitting (he Subcontracting of any portion of the Work at any tier. The Minister shall not unreasonably withhold consent.

2. Notwithstanding subsection 1, the Contractor may, without prior consent of the Minister:

  (a) purchase "off-theEsbelf' items and software and such standard articles and materials as arc ordinarily produced by manufacturers in the normal course of business;

  (b) Subcontract for the provision or such incidental services as might ordinarily be subcontracted in performing the Work;

  (c) in addition to purchases and services referred to in paragraphs (a) and 0,) subcontract any part or parts of the Work to one or more subcontractors up to a total value in the aggregate of 40 percent of the Contract
      Price; and

  (d) permit its subcontractors at any tier to make purchases or subcontract as permitted in paragraphs (a), (b) and (c)

  A Subcontract at any tier may not be let without consent, under paragraph (b), (c) or (d), where the Subcontractor would obtain title to intellectual property developed as part of the Work.

3. In any Subcontract other than a Subcontract referred to in paragraph 2 (a), the Contractor shall, unless the Minister otherwise consents in writing, ensure that the subcontractor is bound by terrns and conditions compatible with and, in the opinion of the Minister, not less favourable to Canada than the terms and conditions of the Contract. Deviations in any Subcontract from the terms of the Contract, including any right of termination of the Contract, shall be entirely at the risk of the Contractor.

4. The Contractor is not obliged to seek consent to subcontracts speciflcaly authorized in the Contract.
5. Any consent to a Subcontract shall not relieve the Contractor from its obilgations under the Contract or be construed as authorizing any flability on the part of Canada or the Minister to a subcontractor.

9601 09 (04/01/94) Replacement of Personnel

I. When specific persons have been named in the Contract as the persons who must perform the Work, the Contractor shall provide the services of the persons so named unless the Contractor is unable to do so for reasons beyond its control.

2. If at any time the Contractor is unable to provide the services of any specific person named in the Contract, it shall provide a replacement person with similar qualifications and experience.

  The Contractor shall, as soon as possible, give notice to the Minister of:

  (a) the reason for the removal of the named person from the Work;

  (b) the name, qualifications and experience of the proposed replacement person; and

  (c) proof that the person has the required security clearance granted by Canada, if applicable.

3. The Minister may order the removal from the Work of any such replacement person and the Contractor shall immediately remove the person from the Work and shall, in accordance with subsection 2, secure a farther replacement.

4. The fact that the Minister does not order the removal of a replacement person from the Work shall not relieve the Contractor from its responsibility to meet the requirements of the Contract.

960110 (04/01/94) Assignment

1. The Contract shaH not be assigned, in whole or in part, by the Contractor without the prior consent in writing of the Minister and any purported assignment made without that consent is void and of no effect. However, the subcontractor may reassign to any of its successor organizations as a result of re-organizations, consolidations, divestitures, mergers or any similar organization changes.

2. No assignment of the Contract shall relieve the Contractor from any obligation under the Contract or impose any liability upon Canada or the Minister1 unless otherwise agreed to in writing by the Minister.

960112 (04/01/94) Excusable Delay

1. A delay in the performance by the Contractor of any obligation under the Contract which is caused solely by an event that

  (a) was beyond the reasonable control of the Contractor,

  (b) could not reasonably have been foreseen,

  (c) could not reasonably have been prevented by means reasonably available to the Contractor, and

  (d) occurred without the fault or neglect of the contractor1 subsections 2, 3 and 4, constitute an "Excusable Delay" Contractor invokes this section by notice under subsection 4.
2. If any delay in the Contractor's performance of any obligation under the Contract is caused by a delay of a Subcontractor. such a delay may constitute an-Excusable Delay for the Contractor, but only if the delay of the Subcontractor meets the criteria set out in this section for an Excusable Delay by the Contractor and only to the extent that the delay has not been contributed to by the Contractor.

3. Notwithstanding subsection I, any delay caused by lack of financial resources of the Contractor or an event that is a round for termination provided for in subsection 26(2) (Default by the Contractor). or any delay in the Contractor fulfilling an obligation to deliver a bond, guarantee, letter of credit or other security relating to performance or the payment of money, shall not qualify as an Excusable Delay

4. The Contractor shall not benefit from an Excusable Delay unless the Contractor has:

  (a) used its reasonable efforts to niinimize the delay and recover lost time;

  (b) advised the Minister of the occunence of the delay or of the likelihood of a delay occurring as soon as the Contractor has become aware of it;

  (c) within 15 working days of the beginning of a delay or of the likelihood of a delay coming to the attention of the Contractor. advised the Minister of the full facts or matters giving rise to the delay, and provided to the Minister for approval (which approval shall not be unreasonably withheld) a clear "work-around" plan indicating in detail the steps that the Contractor proposes to take in order to minimize the impact of the event causing the delay; this plan shall include alternative sources of materials and labour, if the event causing the delay involves the supply of them; and

  (d) carried out the work-around plan approved by the Minister.

5. In the event of an Excusable Delay, any delivery date or other date that is directly affected shall be postponed for a reasonable time not to exceed the duration of the Excusable DCIBy. The Parties shall, negotiate and amend all affected areas of the Contract, as appropriate, to reflect any such change in dates.

6. Notwithstanding subsection 5, the Minister may, after an Excusable Delay has continued for 30 days or more, in the Minister's absolute discretion terminate the Contract. In such a case, the Panics agree that neither will make any claim against the other for damages, costs, expected profits or any other loss arising out of the termination or the event that gave rise to the Excusable Delay. The Contractor agrees to repay immediately to Canada the portion of any advance payment that is unliquidated at the date of the termination. Subsections 26(4), (5) and (6) (Default by the Contractor) apply in the event of a termination... under this subsection.

7. Except to the extent that Canada is responsible for the delay for reasons of failure to meet an obligation under the Contract, Canada shall uot be iabie for any costs or charges of any nature incurred by the Contractor or any of its Subcontractors or agents as a result of an Excusable Delay.

960113 (16/02198) Security and Protection of the Work

1. The Contractor shall keep confidential all information provided to the Contractor by or on behalf of Canada in connection with the Work and all information developed by the Contractor as part of the Work title to which vests in Canada under the Contract, and shall not disclose any such information to any person without the written pennission of the Minister, except that the Contractor may disclose to a Subcontractor authorized in accordance with section 8 (Subcontracting) information necessary to the performance of the Subcontract.

2. Subject to the Access to Information Act, R.S.C. 1985, c. A-I and to any right of Canada under this Contract, Canada shall not release or disclose outside the Government of Canada any information delivered to Canada under the Contract that is proprietary to the Contractor or a Subcontractor. The Prime Contractor and the Canadian Government shall abide by all US Security and export regulations.

3. The obligations of the Parties set out in this section do not apply to any information where the same information:

  (a) is publicly available from a source other than the other
      Party; or

  (b) is or becomes known to a Party from a source other than the other Party, except any source that is known to be under an obli8ation to the other Party not to disclose the information, or

  (c) is developed by a Party without use of the information of the other Patty.

4. wherever practical, the Contractor shall mark or identify any proprietary information delivered to Canada under the Contract as "Property of (Contractor's name), permitted Oovcrnrncnt uses derined under Dcp&tmcnt of Public Works and Government Services EWGSC) Contract No. (fill in Contract number)tt, and Canada shall not be liable for any unauthorized use or disclosure of information that conid have been so marked or Identified and was not.

5. When the Contract, the Work, or any information referred to in subsection 1 is idenfified as TOP SECRET, SECRET, CONFIDENTrAL, or PROThCTED by Canada, the Contractor shall at all times take all measures reasonably necessary for the safeguarding of the material so identified, including those set out in the PWOSC Industrial Security Manual and its supplements and any other instructions issued by the Minister.

6. Without limiting the generality of subsections I and 2, when the Contract, the Work. or any information referred to in subsection I is identified as TOP SECRET, SECRET. CONFIDENTIAL", or PROTECThD by Canada, the Minister shall be entitled to inspect the Contractor's premises and the premises of a Subcontractor at any tier for security purposes at any time during the term of the Contract, and the Contractor shall comply with, and ensure that any such subcontractor complies with, all written instructions issued by the Minister dealing with the material so identified, including any requirement that employees of the Contractor or of any such subcontractor execute and deliver declarations relating to reliability screenings, security clearances and other procedures. Notwithstanding the above, subcontractor shall abide by US Security regulations and. as such, passage of classified data shall be on a government to government basis.

7. Any proposed change in the security requirements after the effective date of the Contract that would involve a significant increase in cost to the Contractor shall require an amendment to the Contract under the provisions of section
   4 (Arnendritents and Waivers).

9601 18 (04/01/94) bispection of the Work

1. The Work and any and all parts thereof shall be subject to such inspection as the Technical or Inspection Authority determines to be appropriate, consistent with the relevant provisions of the Contract, if any, prior to acceptance by Canada. The Contracting Authority and the Technical or Inspection Authority) or their representatives, shall have access to the Work at any time during working hours where any part of the Work is being carried out and may make examinations and such tests of the Work as they may think fit. Should the Work or any part thereof not be in accordance with the requirements of the Contract, the Technical or Inspection Authority shall have the right to reject the Work and require its correction or replacement at the Contractor's expense. The Technical or Inspection Authority. as the case may be, shall inform the Contractor of the reasons for any such rejection.
2. The Contractor shall provide reasonable assistance and facilities, test pieces. samples and documentation that the Technical or Inspection Authority may reasonably require for the carrying out of any such inspection, and the Contractor shall forward such test pieces and examples to such person or location as the Technical, Inspection or (DND) Contracting Authority may direct. Inspection by the Technical or The Inspection Authority shall not relieve the Contractor from responsibility to meet the requirements of the Contract

3. No part of the Work shall be submitted for acceptance or delivery until it has been inspected and approved by the Contractor and, wherever practicabe, marked with an approval stamp satisfactory to the Technical or Inspection Authority.
   The Contractor shall keep accurate and complete inspection records which shall, upon request, be made available to the Technical or Inspection Authority, who may make copies thereof and take extracts therefrom during the performance of the Contract and for any period of time thereafter provided for in the Contract.

960119 (04(01/94) Title

1. Except as otherwise provided in the Contract including the intellectual prope fly provisions, and except as provided in subsection 2, tide to the Work or any part thereof shall vest in Canada upon delivery and acceptance thereof by or on behalf of Canada.

2. Except as otherwise provided in the intellectual property provisions of the Contract, upon any payment being made to the Contractor for or on account of materials, parts. work-in-process or finished work, either by way of progress payments or accountable advances or otherwise, title in and to all materials, parts, work-in-process and finished work so paid for shall vest in and remain in Canada unless already so vested under any other provision of the Contract.

3. Notwithstanding any vesting of title referred to in this section and except as otherwise provided in the Contract, the risk of loss or damage to the materials, parts, work-in-process or finished work or part thereof so vested shall remain with the Contractor until their delivery to Canada in accordance with the Contract. For purposes of this dause, all deliveries, including items delivered under the subcontract and items that 'nay later be returned to the Subcontractor for repair or replacement under warranty are FOB at the Subcontractor's facility. The Contractor shall he liable for any loss or damage to any part of the Work caused by the Contractor or any subcontractor after such delivery.

4. Any vcsting of title referred to in subsection 2 shall not constitute acceptance by Canada of the materials, parts. work-in-process or finished work, and shall not relieve the Contractor of its obligation to perform the Work in accordance with the Contract.

5. where tide to any materials, pans, workEin-process or finished work becomes vested in Canada, the Contractor shall, upon the Minister's request, establish to the Minister's satisfaction that the tide is free and clear or all claims. liens, attachments, charges or encumbrances and shall execute such conveyances thereof and other instruments necessary to perfect that title as the Minister may request.

6. if the Contract Is a defence Contract within the meaning of the Defencc Production Act, R.S.C. 1985. c. D-l, title to the Work or to any materials, parts, work-in-process or finished work shall vest in Canada free and clear of all claims, lions, attachments, charges or encumbrances, and the Minister shall be entitled at any time to remove, sell or dispose of it or any part of it in accordance with section 20 of that Act.

9601 20 (O4E0lI94) Warranty

1. Notwithstanding inspection and acceptance of the Work by or an behalf of Canada and without restricting any other provision of the Contract or any condition, warranty or provision implied or imposed by law, the Contractor warrants that, for a period of 12 months from the date of deivery, or if acceptance takes place on a later date, the date of acceptance, or for such other period as may be specified in the written agreement between the Parties, the Work shall be free from all defects in design1 materials or workmanship, and shall conform with the requirements of the Contract, provided that with respect to Government Property, the Contractor's warranty shall extend only to its proper incorporation into the Work.

2. In the event of a defect or non-conformance in any part of the Work during the warranty period defined in subsections I and 5, the Contractor, at the request of the Minister to do so, shall as soon as possible repair, replace or otherwise make good at its own option and expense the part of the Work found to be defective or not in conformance with the requirements of the Contract.

3. The Work or any part thereof found to be defective or non-conforming shall be returned to the Contractors plant for replacement. repair or making good; provided that, when in the opinion of the Minister it is not expedient to remove the Work from its location, the Contractor shall carry out any necessary repair or making good of the Work at that location, and shall he paid the fair and reasonable cost (including reasonable travelling and living expenses) incurred in so doin8, with no allowance therein by way of profit, less an amount equal to the cost of rectifying the defect or non-conformance at the Contractor's plant.

4. Canada shall pay the transportation cost associated with returning any work or part thereof to the Contractor's plant pursuant to subsection 3, and die Contractor shall pay the transportation cost associated with forwarding the replacement or returning the Work or part thereof when rectified to the delivery point specified in the Contract. or such lesser cost as may be required to transport the Work or part thereof to another location directed by the Technical Authority.
5. The warranty period act out in subsection 1 shall be extended by the duration of any period or periods during the life of the warranty, including any such extension, in which the Work is unavailable for use or cannot be used because of a defect or non conformance referred to in this section, less the duration of any delay by Canada in informing the Contractor or the defect or nonconformance or in returning the Work or part thereof to the ContractorE plant. Upon returning the Work or part thereof to Canada, the Contractor shall advise the Minister in writing of the warranty period remaining, including any such extension.

6. The warranties set out in subsection 1 shall apply to any part of the Work repaired replaced or otherwise made good pursuant to subsection 2, for the greater of:

  (a) warranty period remaining under subsection 5.; or,

  (b) 90 days or such other period as may be specified for that purpose in the written agreement between the parties.

MI of the provisions of subsections 2 to 6 of this section incusIve apply, with such minimum changes as the context may require, to any such part of the Work that is found during that period to be defective or not in conformance with the Contract.

9601 21 (04101194) Government Property

I. Unless otherwise provided in the Contract, all Government Property shall be used by the Contractor solely for the purpose of the Contract and shall remain the property of Canada, and the Contractor shall maintain adequate accounting records of all Government Property, and, whenever feasible, shall mark the same as being the property of Canada.

2. The Contractor shall take reasonable and proper care of all Government Property while the same is in, on, or about the plant and premises of the Contractor or otherwise in its possession or subject to its control, and shall be responsible for any loss or damage resulting from its failure to do so other than toss or damage caused by ordinary wear and tear.

3. All Government Property. except such as is installed or incorporated into the Work, shall, unless otherwise specifically provided in the Contract. be returned to Canada on demand.

4. All scrap and all waste materials, articles or things that are Government Property shall, unless otherwise provided in the Contract, remain the property of Canada and shall be disposed of only as directed by the Minister..

5. At the time of completion of the Contract, and if requested by the Contracting Authority, the Contractor shall provide an inventory of all Government Property relating to the Contract to both the Contracting Authority and the Technical Authority.

Th8 provisions of the Loan Agreement between Canada and the Subcontractor shall, except as agrecd herein, 8ovem the requirements of the loan agreement.

9601 22 (04101/94) Indemnity Against Third-party Claims

1. The Contractor shall indemnify and save harmless Canada, the Minister and their servants and agents from and against any damages, costs or expenses or any claim, action1 suit or other proceeding which they or any of them may at any time incur or suffer as a result of or arising out of


  (a) any injury to persons (including injuries resulting in death) or loss of or damage to property of others which may be or be alleged to be caused by or suffered as a result of the performance of the Work or any part thereof, except that Canada and the Minister shall not claim indemnity under this section to the extent that the injury, loss or' damage has been caused by Canada, and

  (b) any liens, attachments, charges or other encumbrances or claims upon respect of any materials, parts, work-in-process or finished work furnished in respect of which any payment has been made by, Canada.


2. The Minister shall give notice to the Contractor of any claim, action, suit or proceeding referred to in subsection I and the Contractor shall. to the extent requested by the Anorney General of Canada, at its own expense participate in or conduct the defence of any such claim, action, suit or proceeding and any negotiations for settlement of the same, but the Contractor shall not be liable to indemnify Canada for payment of any settlement UnleSS it has consented to the setfiement.

9601 23 (04/01/94) Royalties and Infringement

1. In this section, "Royalties" includes

  (a) license fees and all other payments analogous to royalties for. and also claims for damages based upon, the use or infringement of any patent, registered industrial design, trade mark, copyrighted work, trade secret, or other intellectual property right, and

  (b) any costs or expenses incurred as a result of the exercise by any person of Moral Rights.

2 Subject to subsection 4, the Contractor shall indemnify and save harmless Canada, the Minister and their servants and agents against any claim, action, suit or other proceeding for the payment of Royalties, that results from or is alleged to result from the carrying out of the Contract or the use or disposal by Canada of anything furnished by the Contractor under the Contract.

3 Canada shall indemnify and save harmless the Contractor and its servants and agents against any claim, action, suit or other proceeding for the payment of Royalties, that results from or is alleged to result from

  (a) the use by the Contractor in perforating the Contract of equipment, Specifications or other information not prepared by the Contractor and supplied to the Contractor by or on behalf of Canada, or

   (b)the Contractor complying with production drawings not prepared by the Contractor and supplied by or on behalf of Canada which direct an alteration of or modification to the Work, provided that the Contractor notifies the Minister immediately of any such claim, action, suit or other proceeding, but Canada shall not be liable to indemnify or save harmless the Contractor for payment of any settlement unless Canada has consented to the settlement.

4. The Minister shall give notice to the Contractor of any claim, action, suit or proceeding referred to in subsection 2 and the Contractor shall, to the extent requested by the Attorney General of Canada, at its own expense participate in or conduct the defence of any such claim1 action, suit or proceeding and any negotiations for settlement of the same, but the Contractor shall not be liable to indemnify or save harmless Canada for payment of any seulement unless it has consented to the settlement.

5. The Contractor shall notify the Minister of all Royalties which it or any of its subcontractors will or may be obligated to pay or propose to pay in respect of carrying out the Contract, and the basis thereof, and the parties to whom the same are payable, and shall promptly advise the Minister of any and all claims which would or might result in further or different payments by way of Royalties being made by the Contractor or any of its subcontractors.

6. Where and to the extent that the Minister so directs, the Contractor shall not pay and shall direct its subcontractors not to pay any Royalties in respect of the carrying out of the Contract.

7. After the giving of any direction provided for in subsection 6, and subject to compliance by the Contractor with the foregoing provisions, Canada shall indemnify the Contractor and its subcontractors from and against all claims, actions, suits or proceedings for payment of such Royalties as are covered by the direction.
8. The Contractor shall not be entitled to any' payment in respect of any Royalties included in the Contract Price to which the indemnity provided in subsection 7 applies.

9601 25 (04101194) Suspension of the Work

I. The Minister may at any timeE by written notice, order the Contractor to suspend or stop all or part of the Work under the Contract for a period of up to 180 days. The Contractor shall irrirnediately comply with any such order in the manner that minimizes (he cost of so doing.
While such an order is in effect, the Contractor shall not remove any part of the Work from any premises without the prior written consent of the Contracting Authority. At any time prior to the expiration of the 180 days, the Minister shall either rescind the order or terminate the Contract, in whole or in part, under section 26 (Default by the Contractor) or section 27 (Termination for Convenience).

2. When an order is made under subsection 1, unless the Minister terminates the Contract by reason of default by the Contractor or the Contractor abandons the Contract, the Contractor shall be entided to be paid its additional costs incurred as a result of the suspension plus a fair and reasonable profit thereon.

3. when an order is made under subsection 1 and is rescinded:

  (a) the Contractor shall as soon as practicable resume work in accordance with the Contract;

  (b) if the suspension has affected the Contractor's ability to meet any delivery date under the Contract, the date for the performance of that part of the Work affected by the suspension shall be extended for a period equal to the period of suspension plus a period, if any, which in the opinion of the Minister following consultation with the Contractor is reasonably necessary for the Contractor resume the Work; and

  (c) subject to section 4 (Amendments and Waivers), an adjustment shall be made as necessary to affected terms and conditions of the Contract.

9601 26 (04/01/94) Default by the Contractor

1. Where the Contractor is in default in carrying out any of its obligations under the Contract, the Minister may, upon giving written notice to the Contractor, terrainate for default the whole or any pan of the Contract, either immediately, or at the expiration of a cure period specified in the notice if the Contractor has not cured the default to the satisfaction of the Minister within that cure period.

2. Where the Contractor becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or takes the beneflt of any statute rclating to bankrupt or insolvent debtors, or where a receiver is appointed under a debt instrument or a receiving order is made against the Contractor, or an order is made or a resolution passed for the winding up of the Contractor, the Minister may, to the extent permined by the laws of Canada, upon giving notice to the Contractor, immediately terminate for default the whole or any part of the Contract.

3. Upon the giving of a notice provided for in subsection 1 or 2, the Contractor shall have no claim for further payment other than as provided in this section, but shall be liable to Canada for any amounts, including milestone payments, paid by Canada and for all losses and damages which may be suffered by Canada by reason of the default or occtrrrence upon which the notice was based, including any increase in the cost incurred by Canada in procuring the Work from another source. The Contractor agrees to repay immediately to Canada the portion of any advance payment that is unliquidated at the date of the termination. Nothing in this section affects any obligation of Canada under the law to mitigate damages.

4. Upon termination of the Contract under this section, the Minister may require the Contractor to deliver to Canada, in the manner and to the extent directed by the Minister, any completed parts of the Work which have not been delivered and accepted prior to the termination and any materials, parts, plant. equipment or work-in-process which the Contractor has acquired or specifically in the fulfilment of the Contract.

5. Subject to the deduction of any claim that Canada may have against the Contractor arising under the Contract or out of the termination, Canada shall pay or credit to the Contractor the value, determined on the basis of the Contract Price including the proportionate part of the Contractor's profit or fee included in the Contract Price, of all completed parts of the Work delivered to Canada pursuant to a direction under subsection 4 and accepted by Canada, and shall pay or credit to the Contractor the cost to the Contractor that the Minister considers reasonable in respect of all materials, parts, plant. equipment or work-in-process delivered to Canada pursuant to a direction under subsection 4 and accepted by Canada, but in no event shall the aggregate of the amounts paid by Canada under the Contract to the date of termination and any arnounts payable pursuant to this subsection exceed the Contract Price.

6. Title to all materials, parts, plant, equipment, work-in-process and finished work in respect of which payment is made to the Contractor shall, upon such payment being made, pass to and vest in Canada unless already so vested under any other provision of the Contract, and such materials, parts. plant, equipment, work4n-process and finished work shall be delivered according to the order of the Minister, but Canada will not accept and will not pay for materials, pans, plant, equipment or work-in-process that would not have been required to perform the Work or that exceed what would have been required to perform the Work.

7. Where. subsequent to issuance of a notice pursuant to subsection 1, the Minister is satisfied that grounds did not exist for a termination under this section, the notice shall be deemed a notice of termination for convenience issued under subsection 27(1) Crermination for Convenience).

9601 27 c04/01194) Termination for Convenience

1. Notwithstanding anything contained in the Contract, the Minister may, at any time prior to the completion of the Work, by giving notice to the Contractor (in this section sometimes referred to as a "termination notice"), terminate the Contract as regards all or any part of the Work not completed. Upon a termination notice being given, the Contractor shall cease work (including the manufacture and procuring of materials for the fulfilment of the Contract) in accordance with and to the extent specified in the notice, but shall proceed to complete such part or parts of the Work as are not affected by the termination notice. The Minister may, at any time or from time to time, give one or more additional termination notices with respect to any or all parts of the Work not terminated by any previous termination notice.

2. In the event of a termination notice being given pursuant to subsection 1, the Contractor shall be entitled to be paid, to the extent that costs have been reasonably and properly incurred for purposes of performing the Contract and to the extent that the Contractor has not already been so paid or reimbursed by including the unliquidated portion of any advance payment:

  (a) on the basis of the Contract Price, for all completed work that is inspected and accepted in accordance with the Contract1 whether completed before, or after and compliance with the instructions contained in, the termination notice;

  (b) the cost to the Contractor plus a fair and reasonable profit thereon, for all work terminated by the termination notice before completion, the cost to the Contractor being determined in accordance with the terms of the Contract and with Subcontract cost Principics customarily used in US
Government Contracts;

  (c) the amount of any capital expenditures actually incurred only if they were specifically authorized under the Contract or approved in writing by the Minister for the purpose of the Contract, less any depreciation in respect thereof already taken into account in determining cost, to the extent that the capital expenditures are properly apportionable to the performance of the Contract;

  (d) if the Contract is exclusively for the making of capital expenditures in respect of additional equipment or plant additions, in lieu of the amounts described in paragraphs (a) to (c) inclusive, the reasonable and proper cost to the Contractor of:

     (1) all additional equipment that, prior to the giving of the termination notice, has been purchased. acquired or manufactured by the Contnctor or contracted for and for which the Contractor is obligated to make payment, and

     (2) all additional equipment in process of manufacture by the ContractorEat the date of giving of the termination notice and all work in connection with the construction of the plant additions to that date, including the cost of materials and parts Contracted for by the Contractor for the purpose of such manufacture or construction and for which the Contractor is obligated to make payment; and

  (e) all costs of and incidental to the termination of the Work or part thereof, including the cost of cancellation of obligations incurred by the Contractor with respect to the terminated Work or part thereof, the cost of and incidental to the taking of an inventory of materials, components, work-in-process and finished work on hand related to the Contract at the date of the termination, and the cost of preparation of necessary accounts and statements with respect to work performed to the effective date of the termination and commitments made by the Contractor with respect to the terminated portions of the Work; but not including the cost of severance payments or damages to employees whose services are no longer required by reason of the termination except wages that the Contractor is obligated by statute to pay them and except for reasonable severance payments or damages paid to employees hired to perform the Contract whose hiring was expressly required by the Contract or approved in writing by the Minister for the purpose of tne Contract.

3. In paragraphs 2(c) and (d), 1'capital expenditures" includes the entry into leases of real property and equipment.

4. Tbe Minister may reduce the payment in respect of any of the Work to the extent that, upon inspection, it is deficient in meeting the requirements of the Contract.

5. Notwithstanding anything in subsection 2, the total of the amounts to which the Contractor is entitled under paragraphs 2
(a) to (d) inclusive, together with any amounts paid or due or becoming due to the Contractor under other provisions of the Contract, shall not exceed the Contract Price or the portion thereof that is applicable to the pan of the Work that is terminated, and shall not exceed the proportion of the price quoted by the Contractor for all of the Work that is reasonably attributable to the proportion of the Work performed to the effective date of the termination.

6. In the procuring of materials and parts required for the performance of the Contract and in the subcontracting of any of the Work, the Contractor shall, unless otherwise authorized by the Minister, place purchase orders and subcontracts on terms that will enable the Contractor to terminate the same upon terms and conditions similar in effect to those provided in this section, and generally the Contractor shall co-operate with the Minister and do everything reasonably within its power at all times to minimize the amount of Canad?s obligations in the event of a termination under this section.

7. Tide to all materials, parts, plant, equipment, work-in-process and finished work in respect of which payment is made to the Contractor shall, upon such payment being made, pass to and vest in Canada unless already so vested under any other provision of the Contract, and such materials1 parts, plant, equipment, work-in-process and finished w9rk shall be delivered according to the order of the Minister, but Canada will not accept and will not pay for materials, parts, plant, equipment or work-in-proceSs that would not have heen required to perform the Work or that exceed what would have been required to perform the Work.

8. The Contractor shall have no claim for damages, compensation. loss of profit, allowance or otherwise by reason of, or directly or indirectly arising out of, any action taken or termination notice given by the Minister under this section. except to the extent that this section expressly provides.

9601 28 (04/01/94) Accounts and Audit

1. The Contractor shall keep proper accounts and records of the cost to the Contractor of the Work and of all expenditures or commitments made by the Contractor in connection therewith, and shall keep all invoices, receipts and vouchers relating thereto. The Contractor shall not, without the prior written consent of the Minister, dispose of any such accounts, records, invoices, receipts or vouchers until the expiration of 6 years after final payment under this Contract, or until the settlement of all outstanding claims and disputes. whichever is later.
2. All such accounts and records as well as any invoiCes, receipts and vouchers shall at all times during the retention period referred to in subsection 1 be open to audit, inspection and examination by the authorized representatives of the Minister, who may make copies and take extracts thereof The Contractor shall provide facilities for such audits and inspections and shall furnish all such information, within reason, as the representativeS of the Minister may from time to time require with respect to such accounts, records, invoices, receipts and vouchers.

3, Notwithstanding the above, detailed Subcontract proposed pricing data which may include competition sensitive rates and factors will not be audited by Canada, if this level of audit is required, Canada will arrange for assist audit services direcfly with DCAA and the Subcontractor shall provide the detailed pricing data to US Defense Contract Audit Agency ECAA) for use in their independent audit of Subcontractor's proposal to Canada. DCAA audits shall be to verify that the rates and factors proposed on US Government contracts were applied to Subcontractor's proposal for corresponding cost elements. Only Canada's contracting officer may receive DCAA audit findings. Pricing data. including rates received shall not be used for any purpose other than to evaluate Subcontractor's proposal nor will it be disclosed to any other Party or individual..

9601 29 (04101/94) Notice

Any notice shall he in writing and may be delivered by hand or by courier, by registered mail, or by facsimile or other electronic means that provides a paper record of the text of the notice, addressed to the Party for whom it is intended at the address in the Contract or at the last address of which the sender has received notice in accordance with this section. Any notice shall be deemed to be effective on the day it is received at that address.

9601 30 (04/01/94) Members of the House of Commons

No member of the House of Commons shall be admitted to any share or part of the Contract or to any benefit arising from the Contract.

9601 31 (01105/96) Conflict of Interest

The Contractor agrees that it is a term of the Contract that no person who is not in compliance with the provisions of the Conflict of Interest and Post-Employment Code for Public Office
Holders or the Conflict of Interest and Post-Employment Code for the Public Service, shall derive any direct benefit from this Contract. 9601 32 (01106194) No Bribe

The Contractor represents and covenants that no bribe, gift, benefit, or other inducement has been or will be paid, given1 promised or offered directly or indirectly to any official or employee of Canada or to a member of the family of such a person, with a view to influencing the entry into the Contract or the administration of the Contract.

9601 33 (04/01/94) Survival

All of the Contractor's obligations of confidentiality and all of the Contractor's representationS and warranties set out in the Contract as well as the provisions concerning specificafions, warranty, Government Propefly. indemnity against third-party claims. royalties and infringement, intellectual property rights and accounts and audit shall survive the expiry of the Contract or the termination of the Contract for default, for convenience, pursuant to subsection 12(6) (Excusable Delay), or by mutual consent, as shall any other provision of the Contract which, by the nature of the rights or obligations set out therein, might reasonably be expected to be intended to survive.

9601 34 (04/01/94) Severability

if any provision of the Contract is declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed from the Contract and all other provisions of the Contract shall remain in full force and effect.

9601 35 (04/01/94) Successors and Assigns

The Contract shall enure to the benefit of, and shall be binding upon, the successors and permitted assignees of Canada and of the Contractor.

9601 36 (04/01/94) Entire Agreement

The Contract constitutes the entire and sole agreement between the parties with respect to the subject matter of the Contract and supersedes all previous negotiations.
communications and other agreementS, whether written or oral, relating to it, unless they are incorporated by reference in the Contract. There are no termS, covenants, representations, statements or conditions binding on the parties other than those contained in the Contract.

9601 37 (06/06/94) Certification - Contingency Fees

1. The Contractor certifies that it has not directly or indirectly paid or agreed to pay and covenants that it will not directly or indirectly pay a contingency fee for the solicitation, negotiation or obtaining of this Contract to any person other than an employee acting in the normal course of the employee's duties.

2. All accounts and records pertaining to payments of fees or other compensation for the solicitation, obtaining or negotiation of the Contract shall be subject to the Accounts and Audit provisions of the Contract.

3. if the Contractor certifies falsely under this section or is in default of the obligations contained therein, the Minister may either terminate this Contract for default in accordance with the termination for default provisions of the Contract or recover from the Contractor by way of reduction to the Contract Price or otherwise the toll amount of the contingency fee.

4. In this section:

  "contingency fee" means any payment or other compensation that is contingent upon or is calculated upon the basis of a degree of success in soliciting or obtaining a government Contract or negotiating the whole or any part of its tcnns;

  "employee" means a person with whom the Contractor has an employee to employee relationship;

  'tperson" includes an individual or group of individuals, a corporation. a partnership- an organization and an association and, without restricting the generality of the foregoing, includes any individual who is required to file a return with the registrar pursuant to section 5 of the Lobbyist Registration Act R.S.
1985 c.44 (4th Supplement) as the same may he amended from time to time.

SUPPLEMENTAL GENERAL CONDTIONS - CANADIAN GOVERNMENT CLAUSE
FLOWDOWNS

A.4 Defence Contract

   This subcontract is in support of a Canadian defence contract within the meaning of the Defence Production Act and shall be read accordingly.

A.6 Title to Property

   This subcontract in support of a Canadian defence Contract within the meaning of the Defence Production Act. In accordance with the provisions of section 20 of the ActE title to any Government Issue (as defined in that Act) furnished or made available to the Contractor, or obtained or constructed by the Contractor with money proved by Canada, remalns vested or vests in Canada free and clear of all claims, liens, charges and encumbrances and notwithstanding any law in force in any province of any territory of Canada but subject to the provisions of the Contract. Canada is entitled at any time to remove, sell or dispose of the Government Issue.

B.1 1 Government Furnished Equipment

a. "Government Furnished Equipment" or "OFE" means any equipment, other than Government Supplied Material (OSM), which is the property of tbe Government and which the Government has agreed under the Contract to deliver or have delivered, or make available or have made available, to the Contractor for the Contractor's use in performing the Work as described in the Statement Of Work.

b. Conditions for the provision of Government Furnished
Equipment to the Contractor include the following:

  1, that the Contractor shall have submitted a request, in writing to the Contracting Authority,
  ii, that the Department of National Defence shall have agreed to provide the requested OFF, and
  iii. that the Contractor shall have submitted properly certified loan agreements(s).

c. GEE will be loaned to the Contractor using, and upon the terms and conditions set out in form DSS-MAS 7118'
The Contractor shall prepare and sign the loan agreement form and forward the original and four (4) copies to the Contracting Authority and two copies to the local CFQAR representative.

d. The Contractor shall be responsible for packaging, packing and niarking of GEE when it is returned to the Government.

e. DND loaned equipment shall be properly maintained by the Contractor in accordance with terms detailed in the General Conditions and in the Loan Agreement (Form DSS 7118). The exercise of such responsibility is subject to verification by the Quality Assurance Representative (QAR) who will also authorize. as necessary, repair andlor modifications to such equipment as a charge to the Contract.

B. 14 special Prodnetion Tooling and Test Equipment

1. The Contractor shall provide the production tooling and test equipment required to perform the Work under this contract. The Coniractor shall submit a list of the tooling and test equipment that is to be procured or manufactured for this contract within 90 days from the Contract award date.

2. The Contract shall take reasonable and proper care of the tooling. During the course of the contract, maintenance and replacement shall be at the Contractor's expense.

3. Title to the tooling and any replacement shall vest in Canada and shall remain so vested at all times.

4. The Contractor shall give written notice to Production Assets Management Services, Aerospace. Marine and Electronics Systems Sector, Department of Public Works and Government Services, Ottawa, Ontario, IClA 055 at least sixty (60) days before the date when the tooling will no longer be required for use in the performance of any contract with Canad& if the tooling at no direct cost to Canada for a period of ninety
(90) days from the contract completion date. if inhibiting, packaging and crating charges are Involved, then these will be the subject of a new contract with this Department.

5. Each item of production tooling shall be identified as Canada property by affixing a plate) or by etching or stamping. Such plate or marking shall include reference to the Department of Public Works and Government Services File Number and Contract Number as well as tool number to identify the individual item.

6. As a prerequisite to payment for the tooling, the Contractor shall submit an inventory of the tooling verified by Statutory Declaration made before a Notary Pubic or a Commissioner for Authority, which shall contain the following particulars:

(a) the Contractor's name;
(b) date and reference numbers of the contract;
(c) supplies or components in the manufacture of which the tooling is used; quantity, tool or item number (reference subsection 5 above), production part number to which the tool relates and a brief description of the tool; and, (d) price of each item of production tooling, where available, and the total amount.

7. The original two (2) copies of the tooling inventory
(verified as provided above) are to be subrnitted tot he
Production Assets Management Services, Aerospace. Marine
  and Electronics Systems Sector, Department of Public Works and
Government Services. Ottawa, Ontario, KIA 0SF, and one (I) copy is to be forwarded to the Contracting Authority.

D.3 Dangerous goods/Hazardous Products

  1. Dangerous goods/Hazardous Products - material which is classified as dangerous/hazardous shall be marked:

  (a) shipping container- in accordance with the Transportation of Dangerous Goods Act: and
  (b) Immediate product container in accordance with the Hazardous Products Act.

2. Bilingual Material Safety Data Sheets (2 copies) indicating the NATO Stock Number shall be provided as follows

  (a) one (1) copy to be enclosed with the shipment, and
  (b) one (1) copy to be mailed to:

     National Defense Headquarters
     Mgen George R. Pearks Building
     101 Colonel By Drive
     Ottawa, Ontario KIA 0K2
     Attn.: D Sup 24-6

3. It is the responsibility of the Contractor to ensure proper labeling and packaging in the supply and shipping or hazardous and dangerous goods to the Government of
  Canada.

4. All merchandise labels are to be clearly marked with the percentage of volume that is a hazardous item. Failure to do so will result in the Contractor being held responsible for damages caused in the movement of goods by government vehicles or government personnel.

5 Canada shall not be held liable for any damages caused by improper packaging labelling or carriage of goods/products.

6. Suppliers must ensure they adhere to all levels of regulations regarding dangerous goodslhazardous products as set forth by federal, provincial and municipal laws, by-laws and acts of Parliament.

7. suppliers of dangerous goods must contact the consignee
(i.e. Supply Depot Traffic Section) at least 48 hours prior to shipping in order to schedule a receiving time.

F.1 International Sanctions

1. Persons and companies in Canada are bound by economic sanctions imposed by Canada be regulafions passed pursuant to the United Nations Act, R.S.C 1985. C. U-2, the special Economic Measures Act, SEC. 1992, c. 17, or the Export and Import Permits Act, R.S.C. 1985. c EEl9. As a result, the Government of Canada cannot accept delivery of goods or services that originate, either directly or indirectly. from the countries subject to economic sanctions At the time of contract award the following regulation implernent economic sanctions:

  (a) United Nations Iraq Regulations;
  (b) United Nations Libya Regulations;
  (c) United Nations Federal Republic of Yugoslavia
(Serbia and Montenegro) Regulations.

2. It is a condition of this Contract that the Contractor not supply to the Government of Canada any &oods or services which are subject to economic sanctions as described in paragraph 1. above.

3. During the performance of the Contract should the additional of a country to the list of sanctioned countries or the additions of a good or service to the list of sanctioned goods or services cause an impossibility of performance for the Contractor, the situation will be treated by the Parties as a force majeure. The contractor shall forthwith inform Canada of the situation; the procedures applicable to force majeure shall then apply.

F.2 Y2O0O Warranty - Goods

    I. The Contractor warrants that:

   a) all hardware,, software andlor firmware products delivered individually, or
   b) hardware. software and firmware products delivered in combination as an integrated system under this Contract, as the case may be, shall meet the contractual requirement so as to accurately and automatically process any and all date and date-related data including, but not limited to calculating, comparing, and sequencing and that such date-related processing will take into consideration leap year calculations when used in accordance with the documentation provided by the Contractor and accepted by Canada.

   2. To that end, the contractor also warrants that date-related processing will not in any way, prevent hardware, software or firmware from conforming to the requirement of the contract prior to, during, or after the year 2000. Canada may; at no additional cost, require the Contractor, at time of acceptance, to demonstrate compliance andlor compliance techniques and test procedures it intends to follow in order to comply with all of the obligations contained herein.

   3. The obligations contained herein apply to the products delivered by the Contractor an its subcontractor(s) involved in the performance of this Contract.

   4. The warranties contained herein are separate and discrete from any other warranties specified in this Contract, and are not subject to any disclaimer of warranty which may be specified in this Contract, its appendices, its schedules, its annexes or any document incorporated in this Contact by reference. The warranties contained herein are subject to any limitation of the Contractor9s liability specified in the Contract.

   5. The warranties contained herein shall not apply where a modification has been made to a deliverable provided under this Contract by a party other than the Contractor or a subcontractor or a party approved in writing by either of them.
6. Notwithstanding the foregoing. the provtsions set out In the applicabte Supplemental General Conditions, if any, under the section entItled "Warranty" apply

7 The warranties contained herein shall have a term extending either:

  (a) to June 30,2000, or,

  (b) for a period of six months following acceptance of the hardware, software and/or firmware, whichever is later date
       Attachment D
          Section 2

Prime Contract flow Asides of Agreement

9.0 QUALITY ASSURANCE

9.1 MI work shall be subject to Government Quality Assurance
(GQA) at the Subcontractor's facility or that of the subcontractor(s) and at the installation site by the Director General Quality Assurance, Department of National Defence, MOen George R. Pcarkes Building, 101 Colonel By Drive, Ottawa, Ontario KIA OKI or an .. other designated Canadian Government Quality Assurance Representative. hereinafter referred to as the QAR.

9.2 Agency or QAR with whom the Subcontractor mast make arrangements for OQA. This will normally be the Agency/QAR performing GQA in the Subcontractor's facility or area. if the Subcontractor has not been contacted within 45 working days of award of this subcontract, the Subcontractor shall notify the Contracting Authority.

9.3 The Subcontractor is responsible for perforating, or having, performed, all inspections and tests necessary to substantiate that the material or service provided conforms to the subcontract requirements.

9.4 The Subcontractor shall provide, at no additional cost to the price of the Subcontract, applicable test data, subcontractor technical data, test pieces and samples as may reasonably he required for the QAR to verify conformance to the subcontract requirements. The subcontractor shall forward at its own expense such technical data, test data, test pieces and samples to up to one location as the QAR may direct.

9.5 Quality Control. Inspection, and Test Records that substantiate conformance to the specified requirements, including records of Corrective actions, shall be retained by the Subcontractor for three (3) years from the date of completion or termination of the Subcontract and shall be made availabe to the DND/QAR upon request.

10.0 QUALTTY CONTROL

Assistance for Government Quality Assurance (OQA)
The Subcontractor shall provide the Quality Assurance Representative (QAR) with the accommodation and facilities required for the proper accomplishments of OQA and shall provide any assistance required by the QAR for evaluation, verification. validation, documentation or release of product. The QAR shall have the right of access to any area of the Subcontractor's or itssubcontractor's facilities where any part of the Work is being pedo anal. The QAR shall be afforded unrestricted opportunity to evaluate and verify Subcontractor compliance with Quality System procedures and to validate produdt conformance with the Subcontract requirements. The Subcontractor shall make available for reasonable use by the QAR the equipment necess&y for all validation purposes. Subcontractor personnel shall he made available for operation of such equipment as required.

 When the QAR determines that GQA is required at a subcontractor's facilities, the Subcontractor shall provide for this in the purchasing document and forward copies to the QAR, together with relevant technical data as the QAR may request.

The Subcontractor shall notify the QAR of non-conforming product received from a subcontractor when the product has been subject to GQA.

11   GOA AT SOURCE/RELEASE DOCUMENTS
   Material is to he released for shipment using the release documents as documented in the Subcontractor's proposal which include letters of Acceptance (endorsed by the Canadian
Government) and letters of Verification, both properly endorsed by the Subcontractor's Quality Assurance Representative. Material is to be released for shipment using these forms as long, as these documents contain the same information as would be provided in a DD 250 and if it is acceptable to the QAR. Release document(s) shall be prepared by the Subcontractor.

12 STANDARDS SPECIFICATIONS AND DRAWINGS

   Copies of Canadian Standards. Specifications and Drawings required are available from the Contractor.

13. MILITARY NOMENCLATURE AND DENTIFICATION PLATES

The Subcontractor shall prepare nomenclature data (or confirm existing data) in accordance with DND Specification D-O1-()()0-2O()ISF4)()l, or ML-STD-196D, for System #1. Boat and SOIT Modiflcation Kits and the new Fire Control Consoles.
To ensurt timely processing necess&Y documentation should be submitted at the earliest opportunity, but in any event not later than ninety (90) days prior to the delivery of the equipment.

   The Subcontractor shall arrange for the design and manufacture of identification plates, in accordance with DND Standard
1, for System No. I, Boat and SOTT Modification
Kits. and the new Fire Control Consoles and all units thereof.
These plates arc required to be affixed prior to delivery of the equipment. Identification plate drawings are to be submitted for approval prior to production. Any queries, drawings and documentation regarding nomenclature and identification plates are to be referred to the Contractor.
   venfication by government audit, at the Minister's discretion1 before or after payment is made to the Subcontractor under the terms and conditions of the Subcontract. if the said audit demonstrates that the certification is in error, it is agreed that the Subcontractor shall make repayment to Canada in the amount found to be in excess of the lowest price.

                     Attachment H
                   SUBCONTRACT 198422


          Vendor Shipping Procedural Instructions
            For Shipments to the United States




INTRODUCTION

The Shipping Procedural Instructions (SF1) provides instructions to non-U.S. vendors on how to prepare shipments and documents for Importing into the United States.

OVERALL RESPONSEBILITIES

The SPI contains information on invoice preparation. Other documentation required, case marking, hazardous materials, Lockheed Martin Corporation
(LMC) authorized U.S. import brokers, authorized routings to the United States, billings, etc. Following the instructions in the SPI will ensure that importation of goods will be as effortless and timely as possible.

About this Document:

Do not use these shipping Instructions Lockheed Martin Corporation Manassas or supported by Manassas are not the Importer at Record.


This document contains instructions for non-U.S. vendors who are shipping their goads to a U.S, Lockheed Martin Corporation purchasing location and/or vendor location.

Use these instructions only if Lockheed Martin Corporation is the Importer of Record. The Import of Record is in the "Invoice-to" area of an invoice. The Importer of Record is responsible for paying for the goods an/or the import charges.)

If Lockheed Martin Corporation is the Importer of Record, import all goods (regardless of value) through a Lockheed Martin Corporation authorized Import broker and route these goods through the ports.

If the seller is the Importer of Record, send the shipment to the appropriate U.S. representative. The representative will arrange the shipments delivery and handle the importing costs and responsibilities.

If you need additional information, use one of the following references

* For information about shipping goods - contact an international trade organization (such as the International Chamber of Commerce), your government authorities, or the nearest U.S.
Consulate.
* The Lockheed Martin Corporation ordering location.



1.10 Non-U.S Vendor SPI

This document provides information related to shipping goods to a U.S. Lockheed Martin Corporation purchasing location. The six topics Included in this document are:

     * Section 1.20 * Marking of Goods country of Origin
     * Section 1.3O * Handling an Assist
     * Section 1.40 * Packing the Goods
     * Section 1.50   Insuring the Goods
     * Section 1.60 * Shipping the Goods
     * Section 1.70 * Temporary Import Bond

1.20 Marking of Goods -Country of Origin

U.S. Customs regulations require every article of foreign origin (or its container) imported into the United
States be marked in a conspicuous place, as legibly, indelibly and permanently as the nature of the, article (or its container) will permit, in such manner as to indicate to the "ultimate purchaser' in the U.S.the English name of the article's country of origin at the time of importation into the customs territory of the U.S. The "ultimate purchaser" is generally the last person in the U.S. who will receive the article in the form in which ii was imported.

Reference Title 19 CFR 134.1
Country of origin marking requirements are described below:

  * Finished products must be marked using the phrase "Made in ________ "Assembled in _________ or similar wording.

 Finished products include:

  - Machines (whether imported as a machine type or parts)
  - Supplies (ribbons, diskfiles, cartridges, etc.)
  - Major peripheral equipment (displays. keyboards. conssoiles, etc.)
  - Software
  - Publications

 * Sub-products must be marked with the country of origin on either the article itself or on the immediate container.
The immediate container is the package. bag, box, carton, etc., closest to the sub-product.

sub-products include:
 - Modules  Pans
 - Components
 Sub-assemblies

Note: Normally, the country lo origin is marked on the sub-product or on the sub-product's immediate container. However, in special aftuations, the country Of origin can be marked on a higher level of packaging.

For example, if you were shipping modules that were packed in reusable plastic tubes, the tubes would not be suitable as shipping containers. So, you would ship the tubes in a white box and print the pan number and quantity' on the box. In this situation. the country of origin could be marked on the white box. The marking on the box must state the "Contents made in
 Containers made in ______ or similar wording to identify the country of origin of the modules and the reusable tubes.

 If you can not mark the country of origin on a sub-product or its container. contact the Lockheed Martin Corporation receiving location for guidance. - - -

Non-produdion goods-
Because of an exception in the U.S, Customs regulations, non-production goods for use or consumption within Lockheed Martin Corporation do not have to be marked with country of origin. Crhis includes the article itself. its immediate package, or its container.) Non-production goods are articles that Lockheed Martin Corporation Is not in the business of selling to others (such as tools, test equipment, cleaning supplies, office supplies, etc.).

Note, even though Lockheed Martin consumes the material internally, if the material is TSCA regulated Lockheed Martin is still considered the importer of record and all appropriate paperwork is still required. Contact the procurement agent for additional information.

The country of origin must appear on the invoice.

The shipper must ensure that the country of origin on the invoice is the same as the country of origin marked on an article (or the container).


 1.30 Handling an Assist

 Reference Title 19 CFR 152.102

An "assist' means any of the following, it supplied directly or indirectly (either tree of charge or at a reduced cost) by the buyer of imported merchandise for use in connection with the production or the sale of merchandise for export to the United states.

1. Materials, components, parts, and similar items incorporated in the imported merchandise
2. Tools, die molds, and similar items used in the production of the imported merchandise
3. Merchandise consumed in the production of the imported merchandise
4. Engineering, development, artwork. design work, and plans and sketches that are undertaken outside of the U.S.
and are necessary for the production to the Imported merchandise

Do not treat any service or work in this category as an assist if that service or work meets all three of the following crtteria:

* The service or work is performed by an individual domiciled in the U.S.
* The service or work is performed by that individual while acting as an employee or agent of the buyer of the irriponed merchandise
* The service or work is incidental to other engineering, development, artwork, design work, or plans or sketches that are undertaken in the U.S.

When any of these assists are provided and not included in the Invoice price of the goods, you must declare the assist to U.S
Customs as a separate flne flern on the commercial invoice. Records to substantiate assist must be kept by the invoicing vendor.

Notes:
* Treat money given to a vendor for buying any of these items as an assist.
* when a Lockheed Martin Corporation engineer travels to a foreign country for engineering or development work, the foreign travel may qualify as an assist. (See the description about engineering in the list above.)

Assist Value

Reference Title 19 CER 152.103 - 152.108
In determining the value of an assist, the following general rules apply:

* The value is either:
- The cost of acquiring the assist - if acquired by the location providing the assist
- The cost of producing the assist - if produced by the location providing the assist
* The value includes all costs of transporting the assist to the place of productionE and the duty incurred on an assist when it arrives in the foreign location

(If the UES. location providing the assist pays for the freight charges and duty').
* The value should reflect depreciation of the assists that were used by the importer before being shipped abroad or on the other hand. the value should reflect the enhancement if the assist were modified or repaired resulting in an increase in value. Assists. which can depreciate or increase in value. are tangible items such as tools, dies, molds, test equipment, and other. related items.
* In the case of engineering, development. artwork, design works, and plans and sketches undertaken outside at the U.S the value is determined by;
- The cost of obtaining copies of the assist provided the assist is publicly available.
- The cost of the purchase of the lease, if the assist was bought or leased by the importer from an unrelated party.
- The value added outside the U.S., is a joint effort involving the U.S. and one or more foreign countries, existed in the production of the assist.

Declaring the Assist on the First Shipment

Declaring the assist on the first shipment is the preferred method. It is acceptable to Customs and it is easy to track and control.

* The U.S. Lockheed Martin Corporation location giving the assist has the responsibility to notify the shipping country with the following information:
 - Assist number
 - Assist value (normally in U.S. dollars but may be in non-U AS.
currency)
 - Assist purchase order (P0) number or intercompany agreement
(ICA) number that the assist
       was given on

* include all of the assist information on a separate line of your first export invoice and dollar the total assist for the part number. The following must be included on the assist declaration.
- Assist value
- Assist Poor CA number

If you plan to declare an assist and you do not have all of this assist information, contact the person who placed the order. If this information is not on the export invoice, your goods will be held at the UES. port of entry.

A few guidelines about the export invoice are:

The assist value should normally be expressed in U.S. dollars (unless the U.S. location requests the value be stated in a different currency). Always use the assist value given by the U.S. location. Do not list the assist value in two different currencies (e.g., U.S. dollars and yen). If you think that the U.S. location has given you an incorrect assist value, contact the person who placed the order.
- Do not declare supplemental payments as an assist.

Prorating the Assist Value

Prorating the assist value means taking me assist value and declaring the value over multiple shipments rather than declaring it in a lump sum on the first invoice. This method of assist declaration requires prior approval by U.S. Customs. You should only prorate an assist if so instructed by the U.S. location, and the value should be notated on the invoice as instructed by the U.S. location. The assist value (prorated) and the assist PO/ICA number are still required on your export invoice.

Note: Component assists may be declared as they are used instead of lump sum declaration. This is not considered prorating the assist and does not require U.S. Custom's approval.

For any questions or concerns about the U.S. assist process, contact the ordering location.


1.40 Packing the Goods

This section contains information about package labels and package documentation. If you need specific packing instructions, contact the U.S. Lockheed
Martin corporation receiving location for guidance.

Package Labels

The following sections provide detailed information about the labels that are used on a package that is exported to the United States. These labels include:
shipping labels, and carton labels.


Shipping Labels

An example of a shipping label is shown in Frigure 4, A shiping label is sometimes called an 'address label".

 TO: Lockheed Martin Corporation
       do Emery Customs Brokers
       44901 ralcon Place, Suite 104
       Sterling, Va. 2016$
 FOR: Lockheed Martin corporation
       9500 Godwin Dr.
       Dock B
       Manassas, VA. USA 20110
       ATTENTlON: John Doe
 Figure 4. Shipping Label Example

 The areas shown in figure 4 are described below:
TO:
FOR:
ATTENTION TO:
The address of the appropriate broker (see Temporal Broker? on pagel2). The address of the final U.S. receiving location.
The name of the person receiving the goods.
Place the shipping label on the front of the case.
Include the complete shiping to address from the commercial invoice on the shipping label.


 Carton Labels


Each carton must have a carton label that identities the contents of the carton. A carton label is also called a "package label."

 Figure 5 shows an example of a canon label.

 Lockheed Martin Corporation Part number 1876578
 E/C level 776123
 Package quantity'
 Country of Origin United Kingdom

Package Documentation

Reference, Title 19 CFR 141.81-141.92
Each package must contain speoific documentation. The requirements for this documentation are explained in the following sections.

General Requirements
This section describes the documents that are required in each package. II any documents are missing or incorrect, U.S. Customs will hold your shipment at the port of entry.

Some general documentation guidelines are:

* Prepare all documents in English.
* For truck and air shipments - Place all documents in an envelope addressed to the consignee specified in "1.60 Shipping the Goods". Attach the envelope to the truck bill folding or air waybill that is sent with the shipment.
* For ocean shipments - Send all documents by Express airmail to the consignee specie in "1.60 Shipping the Good? on page 11.

The documentation requirements for each package are explained below:

     * commercial Invoice - S copies (no exception). See
       "Commercial Invoice Requirements" on
       page Sort detailed information about commercial invoices.
     * Packing List - 1 original. The packing list must be in an envelope and attached to (or inside)

       the first package or case for each purchase order.
       If the placing list is inside a package or

       case, stamp the outside the "PACKING LIST ENCLOSED.-

       Use any accepted format to list the content and quantities of each package or case without prices.
       Include all of the information on the oommercial invoice except cost.

       If the commercial invoice does not itemize the contents of each package, include 3 copies of the packing slip with the other documents.

       Certificate roiling- 1 original and a copies are required. For shipments from Canada Reference Title 19 CPA 141.81- 141E92
     * Hazardous Materials certificate- For hazatdous materials, give the required original documents to the carrier and send I copy of the certificate with the other shipping documents.
       Air waybill- 2 copies for air shipments
     e Ocean Bill of Lading - 2 originals. and 2 copies
       Truck Bill of Lading - I original for truck shipments from Canada and Mexico only
     * U.S. Government documentaion - Obtain any necessary Food and Drug Administration (FDA) or Federal Communications Commission (FCC) documents
       (if applicable). If 'you have any questions, contact the Lockheed Martin Corporation buying location.




         - Shipments of Electronic Products - For ah shipmehts of electronic products built as a subassembly or final product. Reference Title 19 CFR 12.90 & 12.91
           FDA: Shipments of Laser and flails Products - For products that could emit hazardous electromagnetic or particle radiation, you are required to file regulatory affidavits with the USE. FDA's Center for Devices and Radiological Health. These affidavits are required for color and monochrome computer displays, television receivers, lasers and laser products, x-ray devices and other products that could emit hazardous radiations (by nature of high voltage, high energy, or coherent light properties).
         - Before shipping these products, notify the person placing the order with flight detail and consignee information.

           If you have any questions, contact the Lockheed Martin
            Corporation buying location.


  Reference Title 19 CFR 12.118 - 12.127 for Chemicals

       * chemicals - For all chemical shipmentsA include a complete and accurate Toxic Substance
 Certification Act (OATS) Certificate with the shipment documents. All questiqns regarding whether or not a shipment contains or is a chemical, please contact the Lockheed Martin corporation buying location.
This includes epoxies, solders,chemical kits of all kinds, cleaning supplies, touch paints, etc.
* ARTICLES CONTAINING ANODE MANUFACTURED WITH OZONE DEPLETING
 SUBSTANCES:
U.S. Regulations require that articles entered into the U.S.
Commerce as of May 15,1993 and mahufactured using an Ozone Depleting Substance be labeled accordingly. 40 CFR
Part 82 specifies that such products or their associated containers or documents mustcontain the statement:.
Consult with your contact at the Lockheed Martin Corporation importing location for details on compliance with this requirement. The site may have requirements that are in addition to U.S. Regulation.

Commercial Invoice Requirements
You may use any accepted international document format for international commercial transactions.
  Notes:
* The commercial invoice sent with the shiprnent slum be the same as the invoice sent for payment.
* An INVOICE-TO and SHIP-TO code are required on all invoices.
* If the bill in currency is different than the payment currency, show both curnencies.
Country Home: United States
The fields of the invoice shown in urger S are described below:

INVOICE TO The complete name and address of the location to be billed INVOICE DATE The date of the invoice (day, month, year)
INVOICE TYPE The type of the invoice - Charge, No Charge, or Charge/No Charge
INVOICE #
U/M
The number of the invoice (usually pre-printed)
The unit of measure of the product - two-digit numeric code
(e.g., each; pair). Some items (such as chemicals and scalps) equire additional measurement in information (
TOY The quantity of the product
UNIT COST The cost of each unit (in U.S. dollars)
AMOUNT The total cost of each line item - Quantity x Unit Cost
(in U.S. dollars)
TOTAL VALUE The total value of the items on the invoice
(in U.S. dollars)


The purchasing location must supply the information for these fields of the invoice:

  SHIP TO The codes for the country and location where the goods will be received.
PART NO.The terms of delivery (e.g., Ex-factory, FOB, etc.)
The description of the product. Provide a complete, accurate, and detailed description of each item. Use complete names. Do not use acronyms.

The pan number of the product. Provide either an Lockheed Martin
Corporation pan number (example: 7362487) or an Lockheed Martin
Corporation machine type/model number- If you are using a machine type/model number, list it as follows:
* Machines with a serial number: 8565 001
(serial number)
* Machines without a serial number: Add a 'E" prefix to the machine type: ES565 001.
If available, use the top-level part number instead of the machine type (model). Do not list items identified by machine (model) on the same invoice as items identified by part number.
* Non-Lockheed Martin Corporation product number or vendor part number. Add a "VEND prefix to the number to identify that the number is a non-Lockheed
Martin Corporation
number.


Measurement Information

Chemicals (dry)
Chemicals (liquid)

Unit Measurement
Kilograms
Liters
Kilograms
Kiloarams
Carats
bid meters
a. 5.5, 8Eo
Meters
Kilograms
Meters
Optical fiber cables Length
Paper products Weight Kilograms
Photographic film and plates Clause area Square meters
Plastic plate and films Surface area Square meters
Plastics weight Kilograms - --
Plastics Adhesive Tapes Surface area Square meters
                          weight Kilograms
Precious metals
Radioactive isotopes
V-belts -
vldeotape
Figure 7 Measurement Information

1.50 Insuring the Gods
Do not insure shipments going to a Lockheed Martin Corporation location. Lockheed Martin Corporation has its own insurance for international shipments. If one of the following circumstances applies to your goods, contact the Lockheed Final Corporation buying location before shipping them:

* The value of an invoice(s) shipped on a conveyance exceeds
$100,000,000 us. dollars
* An ocean shipment bill of lading that an invoice value of $100,000,000 or more U.S. dollars

 1.60 Shipping the Goods

 send the shipment by the mode of transport (air, ocean, or truck) specified in the purchase order or other instructions from Lockheed Martin Corporation. Do not mail, or use courier service. Contact the Lockheed Martin Corporation buying location if you can not comply with the mode of transport specified in the purchase order.


 Mode at Transport
 The requirements for transportation to supplies and orders by sea for applicable military contracts is identified in the Department of Defense Federal Acquisition Regulations (FADS) clauses 252.247-7022.
 252.247-7023. and 252.247-7024 (with reference to OAF clause 247.573 and Federal Acqusition Regulation (FAR) clause 47.500).


 Generally, these clauses require U.S.-flag vessels to transport any supplies by sea under the appropriate military contract. In certain situations, you can forward a request to the Contracting Officer for authorization of a foreign-flag vessel.

 Note: Any routing or carriage contrary to these Federal regulations could result in tines and/or penalties to Lockheed Martin Corporation.

 If Lockheed Martin Corporation is the Importer of Record (the invoice shows that Lockheed Martin Corporation is paying for the goods and/or the Import charges), you are required to import the items through a Lockheed Martin Corporation authorized import broker. See "Import Brokers" Figure 12 for a listing of authorized brokers.

 Import Brokers

 The following is a list of Lockheed Martin approved Forwarders and Brokers with Power of Attorney. Only a company from this approved list can be used. Contact the Broker directly for the correct location closest to the deliver to site. Contact the ordering location for updated Brokers list or if help is needed in determining the correct Broker.

Emery Customs Brokers
44901 Falcon Place, Suite 104
Sterling, VA. 20166
1-800-443-6379
www.emervworld.com

DHL World wide Express
8528 Toy Road
Vienna, VA. 22182
1-800-225-5345
wwwvw.dht.com

SAND Corp.
22900 Wash Road
Set it 9, Vs. 20166
www.danzas.oom
Nippon Express U.& A., Inc.
281 Pickets Line
Newport News, A. 23603
1-800-438-1934
www.nipponexDressusa.com

Figure 12. Import Brokers

Product Information
Circle International
22660 Venue Drive
Suite 110
Sterling, A 20168
www.circIeintl.com
suntan A Cargo
1457 Miller Store Road
Fetus 101-A
Virginia Beach, A 23465
1-800864-7827
www, unistaraicargo. corn

MASS Cargo
www.rnsas-corn
Reference: Harmonized Tariff Schedule (HTS)


Harmonized Tariff Product Information numbers are required on the invoice when shipping products to U.S. Lockheed Martin Corporation locations. If you need additional information, see the harmonized tariff schedule or cant the Lockheed Martin Corporation ordering location.

Invoice Details for Special Conditions

In specific situations, additional information is required on the commercial invoice. These situations are;

 . Articles exported from the US, and returned
* American goods returned: not advanced in value or improved in condition
* Returned non-American goods: not conforming to sample or specification

The invoice information required in these situations is described in the following section.

Articles Exported from the U.S. and Returned

The commercial invoice must state whether or not the article was originally exported from the United States to your country for temporary use.

If the shipment was registered when it was exported from the United States, include the registration number and the port where the goods were registered.

American Goods Returned: Not advanced in Value or improved in Condition

In addition to the U.S. export details, invoices for American goods returned must contain the statement
"American Goods Returned."

The value of the returned articles exceeds $1000, the invoice must also contain a declaration that the articles listed on the invoice has an American origin and has not been improved while abroad. The declaration must be written as follows:
____________ declare that to the best of my knowledge and belief, the articles herein specified are products of the U.S., that they are returned without having been advanced in value or improved in condition by any process of manufacture or other means.
     Si9nature Date____________


Returned Non-American Good: Not conforming to Sample or Specificatlon

Goods of nouns. non that were exported from the United states and are being returned to the U.S. may be entered duty-free under the following conditions:

* The articles wore exported within 3 years flare they were imported
* While abroad. the articles were not advanced in value or improved in condition by any manufacturing process or other means
* The articles did not conform to sample or specification. Lockheed Martin Corporation originally imported the goods and then exported them. The goods were exported without the advantage of duty drawback. In addition to U.S. pelf details, the invoice must include the statement "Returned Goods - Do Not conform to Sample or Specification and have the following Description:

I declare that the (description of article) was received by me from (name and address to U.S. exporter). that they have not been advanced in value or improved in condition by any process of manufacture or other means and are being returned to (name and address of the consignee in the U.S.) because they do not croon to replans or specification for the following reasons:
(State reason why the goods do not meet your specifications).

     Signature
     Date____________


Goods Returned After Being Used Temporarily

Goods that are returned after they are used temporarily may be entered without duties (regardless of country of origin), if they were used for the following purposes:

 . Exhibition. examination, or experimentation for scientific or educational purposes
 . Exhibition at any public exposition. fair or conference

The following conditions are required for duty-free entry:

* The goods must be registered when exported from the USE.
* The invoice must include:

The U.S. export details, including the registration number and U.S. port where they were registered
- The statement "Goods returned after temporary use matador
- The following Description:
 ________________(Place and Date)
I, _____________ declare that the articles herein were received by me from (name and address of U.S. exporter): that the said articles were used solely for temporary scientific or educational purposes and for no other use abroad than air exhibition, examination or experimentation; that they are being returned without having been changed in condition in any manner except by reason of their bona fide use as follows: (Describe change in condition.)

  Signature
  Date___________
Articles Returned After Repairs or Alterations

Articles exported from the U.S. to be repaired or altered are bisect to duty on the cost or value of the repairs or alterations. The requirements for these articles

* The goods must be registered when exported from the U.S.
* The invoice must include:
- The U.S. export details, including registration runner and the port verve registered
- The repair cost and full value of the sod. This value must be shown even if the repair was done on a changer basis.
- The statement 'Goods returned to the U.S. after being repaired or altered abroad (KTS 9802.40.40 Program)"
 The following Declaration:
_____________ (Place and DAte)
I, ___________ declare that Hi article herein specified are the articles which, in the condition they ware exported from the US, were received by me (us) on (date) from (name and address of owner or exporter in the U.S.); that they were received by me (us) for the sole purpose of being repaired or altered; that only the repairs or alterations described below were performed by me (us); that the full cost or fair market value of such repairs or alterations are correctly stated below;. and the no substitution whatever has been made to replace any of the articles originally received by me (us) from the owner or exporter thereof mentioned above. (Give brief description of repairs/alterations.)

Signature
Date_____________


Metal Articles Exported for Processing and returned to the U.S. for Further Processing

Metal articles that have been exported for processing and are being returned to the US for further processing are subject to duty on the cost or value of the processing performed abroad.

The following requirements apply to these articles:

* The goods must be registered when exported from the U.S.
* The invoice for the processed goods must show:

- The U.S. export details Including the registration number and the port where registered
- The processing cost and full value of the goods. This value must be shown even if the processing was done on a no-charge basis.
- The statement "Matte articles returned to the U.S. after being processed abroad (HTS 9802.06.60 Program)
The following declaration:
_______________(Place and Date)
____________ declare that the article herein specified are the articles which, in the condition they were exported from the U.S., were received by me (us) on (date) from (name and address of owner or exporter in the US-): that they wore received by me (us) for the sole purpose of being processed: Hit only the processing described below was performed by me (us); that the full cost or (when no charge is made) fair market value of such processing is correctly stated below; and that no substitution whatever has been made to replace any of the articles originally received by me (us) from the owner or exporter thereof mentioned above. (Give a brief description of processing)

American Goods Assembled Abroad

Articles assembled abroad (in whole or in pair) from components produced in the USE may be eligible for reduced duty under the following conditions:

* When the components were exported, they were ready for assembly without further processing.
* The U.S. components have not lost their physical identity by change in form, shape, or otherwise.
* The U.S. components have not been advanced in value or improved in condition abroad except by being assembled and except by operations incidental to the assembly process such as cleaning, lubrication, and painting.

Duty is paid on the full value of the article less the value of the U.S. components.

The invoice must include the following information:

* The full value of the assembled article
The value of the U.S. components, using the following statement:
9802.00.80 Program: American Goods Assembled Abroad Value of
U.S. Components: $X.XX times Quantity -- $X.XX

Can a copy of the Declaration of Assembly to the invoice. List all of the U.S. components and their value on the Declaration of Assembly.

Note: Before the first shipment of the assembled articles, give a copy of the Declaration of Assembly to U.S. Customs for approval
* A copy of the Declaration of Assembly must be attached to all shipments.

1.70 Temporary Import Bond

Reference Title 19 CFR 10.31

Only use a BIT if instructed by the Lockheed Martin Corporation buying location. If you have any questions, contact that location.

Merchandise imported into the US for test, evaluation, or exhibition, and subsequently re-exported within one (1) year without being altered in function or improved in value while in the U.S., are entered duty free. Any article imported under ITS provision cannot be considered for sale or for sale on approval.

The value of the duty paid should be compared to the cost of implementing the BIT (i.e. customs brokers fees etc.) It may be more cost effective to pay the duty than to implement a BIT.

                     Attachment H
                   SUBCONTRACT 198422
       Vendor Shipping Procedural Instructions
       For Shipments to the United States

INTRODUCTION

The Shipping Procedural Instructions (SF1) provides instructions to non-U.S. vendors on how to prepare shipments and documents for Importing into the United States.

OVERALL RESPONSIBILITIES

The SPI contains information on invoice preparation. Other documentation required, case marking, hazardous materials, Lockheed Martin Corporation (LMC) authorized U.S. import brokers, authorized routings to the United States, billings, etc. Following the instructions in the SPI will ensure that importation of goods will be as effortless and timely as possible.

About this Document:

Do not use these shipping Instructions Lockheed Martin Corporation Manassas or supported by Manassas are not the Importer at Record.


This document contains instructions for non-U.S. vendors who are shipping their goads to a U.S, Lockheed Martin Corporation purchasing location and/or vendor location.

Use these instructions only if Lockheed Martin Corporation is the Importer of Record. The Import of Record is in the "Invoice-to" area of an invoice. The Importer of Record is responsible for paying for the goods an/or the import charges.)

If Lockheed Martin Corporation is the Importer of Record, import all goods (regardless of value) through a Lockheed Martin Corporation authorized Import broker and route these goods through the ports.

If the seller is the Importer of Record, send the shipment to the appropriate U.S. representative. The representative will arrange the shipments delivery and handle the importing costs and responsibilities.

If you need additional information, use one of the following references

* For information about shipping goods - contact an international trade organization (such as the International Chamber of Commerce), your government authorities, or the nearest U.S.
Consulate.
* The Lockheed Martin Corporation ordering location.



1.10 Non-U.S Vendor SPI

This document provides information related to shipping goods to a U.S. Lockheed Martin Corporation purchasing location. The six topics Included in this document are:

     * Section 1.20 * Marking of Goods country of Origin
     * Section 1.3O * Handling an Assist
     * Section 1.40 * Packing the Goods
     * Section 1.50   Insuring the Goods
     * Section 1.60 * Shipping the Goods
     * Section 1.70 * Temporary Import Bond

1.20 Marking of Goods -Country of Origin

U.S. Customs regulations require every article of foreign origin (or its container) imported into the United
States be marked in a conspicuous place, as legibly, indelibly and permanently as the nature of the, article (or its container) will permit, in such manner as to indicate to the "ultimate purchaser' in the U.S.the English name of the article's country of origin at the time of importation into the customs tertittory of the U.S. The "ultimate purchaser" is generally the last person in the U.S. who will receive the article in the form in which ii was imported.

Reference Title 19 CFR 134.1
Country of origin marking requirements are described below:

  * Finished products must be marked using the phrase "Made in ________ "Assembled in _________ or similar wording.

 Finished products include:

  - Machines (whether imported as a machine type or parts)
  - Supplies (ribbons, diskfiles, cartridges, etc.)
  - Major peripheral equipment (displays. keyboards. conssoiles, etc.)
  - Software
  - Publications

 * Sub-products must be marked with the country of origin on either the article itself or on the immediate container.
The immediate container is the package. bag, box, carton, etc., closest to the sub-product.

sub-products include:
 - Modules  Pans
 - Components
 Sub-assemblies

Note: Normally, the country lo origin is marked on the sub-product or on the sub-product's immediate container. However, in special aftuations, the country Of origin can be marked on a higher level of packaging.

For example, if you were shipping modules that were packed in reusable plastic tubes, the tubes would not be suitable as shipping containers. So, you would ship the tubes in a white box and print the pan number and quantity' on the box. In this situation. the country of origin could be marked on the white box. The marking on the box must state the "Contents made in
 Containers made in ______ or similar wording to identify the country of origin of the modules and the reusable tubes.

 If you can not mark the country of origin on a sub-product or its container. contact the Lockheed Martin Corporation receiving location for guidance. - - -

Non-produdion goods-
Because of an exception in the U.S, Customs regulations, non-production goods for use or consumption within Lockheed Martin Corporation do not have to be marked with country of origin. Crhis includes the article itself. its immediate package, or its container.) Non-production goods are articles that Lockheed Martin Corporation Is not in the business of selling to others (such as tools, test equipment, cleaning supplies, office supplies, etc.).

Note, even though Lockheed Martin consumes the material internally, if the material is TSCA regulated Lockheed Martin is still considered the importer of record and all appropriate paperwork is still required. Contact the procurement agent for additional information.

The country of origin must appear on the invoice.

The shipper must ensure that the country of origin on the invoice is the same as the country of origin marked on an article (or the container).


 1.30 Handling an Assist

 Reference Title 19 CFR 152.102

An "assist' means any of the following, it supplied directly or indirectly (either tree of charge or at a reduced cost) by the buyer of imported merchandise for use in connection with the production or the sale of merchandise for export to the United states.

1. Materials, components, parts, and similar items incorporated in the imported merchandise
2. Tools, die molds, and similar items used in the production of the imported merchandise
3. Merchandise consumed in the production of the imported merchandise
4. Engineering, development, artwork. design work, and plans and sketches that are undertaken outside of the U.S.
and are necessary for the production to the Imported merchandise

Do not treat any service or work in this category as an assist if that service or work meets all three of the following crtteria:

* The service or work is performed by an individual domiciled in the U.S.
* The service or work is performed by that individual while acting as an employee or agent of the buyer of the irriponed merchandise
* The service or work is incidental to other engineering, development, artwork, design work, or plans or sketches that are undertaken in the U.S.

When any of these assists are provided and not included in the Invoice price of the goods, you must declare the assist to U.S
Customs as a separate flne flern on the commercial invoice.
Records to substantiate assist must be kept by the invoicing vendor.

Notes:
* Treat money given to a vendor for buying any of these items as an assist.
* when a Lockheed Martin Corporation engineer travels to a foreign country for engineering or development work, the foreign travel may qualify as an assist. (See the description about engineering in the list above.)

Assist Value

Reference Title 19 CER 152.103 - 152.108
In determining the value of an assist, the following general rules apply:

* The value is either:
- The cost of acquiring the assist - if acquired by the location providing the assist
- The cost of producing the assist - if produced by the location providing the assist
* The value includes all costs of transporting the assist to the place of productionE and the duty incurred on an assist when it arrives in the foreign location

(If the UES. location providing the assist pays for the freight charges and duty').
* The value should reflect depreciation of the assists that were used by the importer before being shipped abroad or on the other hand. the value should reflect the enhancement if the assist were modified or repaired resulting in an increase in value. Assists. which can depreciate or increase in value. are tangible items such as tools, dies, molds, test equipment, and other. related items.
* In the case of engineering, development. artwork, design works, and plans and sketches undertaken outside at the U.S the value is determined by;
- The cost of obtaining copies of the assist provided the assist is publicly available.
- The cost of the purchase of the lease, if the assist was bought or leased by the importer from an unrelated party.
- The value added outside the U.S., is a joint effort involving the U.S. and one or more foreign countries, existed in the production of the assist.

Declaring the Assist on the First Shipment

Declaring the assist on the first shipment is the preferred method. It is acceptable to Customs and it is easy to track and control.

* The U.S. Lockheed Martin Corporation location giving the assist has the responsibility to notify the shipping country with the following information:
 - Assist number
 - Assist value (normally in U.S. dollars but may be in non-U AS.
currency)
 - Assist purchase order (P0) number or intercompany agreement
(ICA) number that the assist
       was given on

* include all of the assist information on a separate line of your first export invoice and dollar the total assist for the part number. The following must be included on the assist declaration.
- Assist value
- Assist Poor CA number

If you plan to declare an assist and you do not have all of this assist information, contact the person who placed the order. If this information is not on the export invoice, your goods will be held at the UES. port of entry.

A few guidelines about the export invoice are:

The assist value should normally be expressed in U.S. dollars (unless the U.S. location requests the value be stated in a different currency). Always use the assist value given by the U.S. location. Do not list the assist value in two different currencies (e.g., U.S. dollars and yen). If you think that the U.S. location has given you an incorrect assist value, contact the person who placed the order.
- Do not declare supplemental payments as an assist.

Prorating the Assist Value

Prorating the assist value means taking me assist value and declaring the value over multiple shipments rather than declaring it in a lump sum on the first invoice. This method of assist declaration requires prior approval by U.S. Customs. You should only prorate an assist if so instructed by the U.S. location, and the value should be notated on the invoice as instructed by the U.S. location. The assist value (prorated) and the assist PO/ICA number are still required on your export invoice.

Note: Component assists may be declared as they are used instead of lump sum declaration. This is not considered prorating the assist and does not require U.S. Custom's approval.

For any questions or concerns about the U.S. assist process, contact the ordering location.


1.40 Packing the Goods

This section contains information about package labels and package documentation. If you need specific packing instructions, contact the U.S. Lockheed
Martin corporation receiving location for guidance.

Package Labels

The following sections provide detailed information about the labels that are used on a package that is exported to the United States. These labels include:
shipping labels, and carton labels.


Shipping Labels

An example of a shipping label is shown in Frigure 4, A shiping label is sometimes called an 'address label".

 TO: Lockheed Martin Corporation
       do Emery Customs Brokers
       44901 ralcon Place, Suite 104
       Sterling, Va. 2016$
 FOR: Lockheed Martin corporation
       9500 Godwin Dr.
       Dock B
       Manassas, VA. USA 20110
       ATTENTlON: John Doe
 Figure 4. Shipping Label Example

 The areas shown in figure 4 are described below:
TO:
FOR:
ATTENTION TO:
The address of the appropriate broker (see Temporal Broker, on pagel2). The address of the final U.S. receiving location.
The name of the person receiving the goods.
Place the shipping label on the front of the case.
Include the complete shiping to address from the commercial invoice on the shipping label.


 Carton Labels


Each carton must have a carton label that identities the contents of the carton. A carton label is also called a "package label."

 Lockheed Martin Corporation Part number 1876578
 Package quantity
 Country of Origin United Kingdom

Package Documentation

Reference, Title 19 CFR 141.81-141.92
Each package must contain speoific documentation. The requirements for this documentation are explained in the following sections.

General Requirements
This section describes the documents that are required in each package. II any documents are missing or incorrect, U.S. Customs will hold your shipment at the port of entry.

Some general documentation guidelines are:

* Prepare all documents in English.
* For truck and air shipments - Place all documents in an envelope addressed to the consignee specified in "1.60 Shipping the Goods". Attach the envelope to the truck bill folding or air waybill that is sent with the shipment.
* For ocean shipments - Send all documents by Express airmail to the consignee specie in "1.60 Shipping the Good

The documentation requirements for each package are explained below:

     * commercial Invoice - S copies (no exception). See
       "Commercial Invoice Requirements" on
       page Sort detailed information about commercial invoices.
     * Packing List - 1 original. The packing list must be in an envelope and attached to (or inside)

       the first package or case for each purchase order.
       If the placing list is inside a package or

       case, stamp the outside the "PACKING LIST ENCLOSED.-

       Use any accepted format to list the content and quantities of each package or case without prices.
       Include all of the information on the oommercial invoice except cost.

       If the commercial invoice does not itemize the contents of each package, include 3 copies of the packing slip with the other documents.

       Certificate roiling- 1 original and a copies are required. For shipments from Canada Reference Title 19 CPA 141.81- 141E92
     * Hazardous Materials certificate- For hazatdous materials, give the required original documents to the carrier and send I copy of the certificate with the other shipping documents.
       Air waybill- 2 copies for air shipments
     e Ocean eiEI or Lading - 2 originals. and 2 copies
       Truck Sill of Lading - I original for truck shipments from Canada and Mexico only
     * U.S. Government documentaion - Obtain any necessary Food and Drug Administration (FDA) or Federal Communications Commission (FCC) documents
       (if applicable). If 'you have any questions, contact the Lockheed Martin Corporation buying location.




         - Shipments of Electronic Products - For ah shipmehts of electronic products built as a subassembly or final product. Reference Title 19 CFR 12.90 & 12.91
           FDA: Shipments of Laser and flails Products - For products that could emit hazardous electromagnetic or particle radiation, you are required to file regulatory affidavits with the USE. FDA's Center for Devices and Radiological Health. These affidavits are required for color and monochrome computer displays, television receivers, lasers and laser products, x-ray devices and other products that could emit hazardous radiations (by nature of high voltage, high energy, or coherent light properties).
         - Before shipping these products, notify the person placing the order with flight detail and consignee information.

           If you have any questions, contact the Lockheed Martin
            Corporation buying location.


Reference Title 19 CFR 12.118 - 12.127 for Chemicals

* Chemicals - For all chemical shipmentsA include a complete and accurate Toxic Substance Certification Act (OATS) Certificate with the shipment documents. All questions regarding whether or not a shipment contains or is a chemical, please contact the Lockheed Martin Corporation buying location. This includes epoxies, solders, chemical kits of all kinds, cleaning supplies, touch paints, etc.
* ARTICLES CONTAINING ANODE MANUFACTURED WITH OZONE DEPLETING
         SUBSTANCES:
         U.S. Regulations require that articles entered into the U.S. Commerce as of May 15,1993 and manufactured using an Ozone Depleting Substance be labeled accordingly. 40 CFR Part 82 specifies that such products or their associated containers or documents must contain the statement:.
* Consult with your contact at the Lockheed Marlin Corporation importing location for details on compliance with this requirement. The site may have requirements that are in addition to U.S. Regulation.

Commercial Invoice Requirements

You may use any accepted international document format for international commercial transactions. See Figure 8 on page 9 for a sample of a commercial invoice. Include 5 copies of the commercial invoice with your shipment.

Notes:
  * The commercial invoice sent with the shiprnent slum be the same as the invoice sent for payment.
  * An INVOICE-TO and SHIP-TO code are required on all invoices.
  * If the bill in currency is different than the payment currency, show both currencies.

Harmonized Tariff Product Information numbers are required on the evince when shipping products to U.S. Lockheed Martin Corporation locations. If you need additional information, see the harmonized tariff schedule or cant the Lockheed Martin Corporation ordering location.

Invoice Details for Special Conditions

In specific situations, additional information is required on the commercial invoice. These situations are;

*Articles exported from the US, and returned
* American goods returned: not advanced in value or improved in condition
* Returned non-American goods: not conforming to sample or specification.

The invoice information required in these situations is described in the following section.

Metal Articles Exported for Processing and returned to the U.S. for Further Processing

Metal articles that have been exported for processing and are being returned to the US for further processing are subject to duty on the cost or value of the processing performed abroad.

The following requirements apply to these articles:

* The goods must be registered when exported from the U.S.
* The invoice for the processed goods must show:

- The U.S. export details Including the registration number and the port where registered
- The processing cost and full value of the goods. This value must be shown even if the processing was done on a no-charge basis.
- The statement "Matte articles returned to the U.S. after being processed abroad (HTS 9802.06.60 Program)
The following declaration:
_______________(Place and Date)
____________ declare that the article herein specified are the articles which, in the condition they were exported from the U.S., were received by me (us) on (date) from (name and address of owner or exporter in the US-):
that they wore received by me (us)
for the sole purpose of being processed: Hit only the processing described below was performed by me (us); that the full cost or (when no charge is made) fair market value of such processing is correctly stated below; and that no substitution whatever has been made to replace any of the articles originally received by me (us) from the owner or exporter thereof mentioned above. (Give a brief description of processing)

Attachment I

SUBCONTRACT 198422

Northstar Technical, Inc.
667 Water Street
St. Johns NF
A1C 6J9


Attention: Wilson Russell

Subject: LMUSS Property Loan Agreement No. 196422-001


Dear Mr. Russell:

This letter agreement constitutes a no charge Property Loan Agreement between Lockheed Martin Corporation (LMC) acting through ties Business Unit (hereinafter referred to as LO") and Northstar Technical, Inc. (hereinafter referred to as "Cells') sets forth the basic requirements to be observed by the Seller to maintain and control property listed in Purchase Order No.198422, dated October 8,1999 refered herto and made a part hereof by reference. The effective date of this letter agreement is October 8,1999 and shall remain in effect until such time as the property is recalled at LMC's request or is otherwise properly disposed of at LMC's direction.

The parties agree as follows:

1. Seller acknowledges that the listed items of tooling and equipment, hereinafter called "equipment", in Sellers possession, together with all drawings and other documentation with respect thereto, hereinafter called documentation'l, are theproperty of LMC. The equipment has been marked with an LMC identification number.
Seller shall not mortgage, pledge or encumber the equipment in any way.

2. Whenever requested by LMC, Seller shall return any or
all equipment and documentation to LMC without cost except
that transportation charges shall be billed collect. In
such cases, LMC will pay for reasonable special packing
charges where.appropClate. If for any reason Seller
should fail to comply promptly with such a request,
LMC shall have the right to enter Sellers premises
to remove the equipment and documentation, and Seller
expressly waives any   rights or remedies it has with
regard to the LO equipment and documentation, including but not limited to any right Seller has to notice and a hearing or to a bond, undertaking, or surety before a writ of repine, order of seizure, or similar writ or order will be issued or become enforceable.

3. During the time the equipment and documentation are in its possession, Seller at its own expense shall:

3.1 Develop and maintain the expertise to operate the equipment independent of LMC and ensure that the equipment complies at all times with all federal, state and local governmental safety and other requirements
(including OHS regulations). If Seller determines that equipment received from LMC tails to comply with any such requirements, Seller shall notify LMC, and LMC shall either replace the equipment or instruct Seller to modify the equipment so that complies, at LMC's expense.

3.2 Replace or repair all items lost, damaged or destroyed except to the extent Seller proves to LMC that such loss, damage or destruction is caused by circumstances beyond Seller's control. All replacement equipment and documentation shall become LMC property and shall be subject to all the terms and conditions of this agreement.

3.3 Seller shall indemnify LMC for, and save LMC harmless from, all liability and expense, causes of action, suits and claims of any nature, arising out of or in connection with Seller's possession, operation, or maintenance of the equipment or failure of the equipment to comply with any federal, state, or local governmental safety or other requirement. However, Seller's indemnity and save harmless obligation shall not extend to personal jury liability arising from LMC's own negligence in servicing or maintaining the equipment identified in Schedule

4. NO WARRANTIES OR REPRESENTATIONS ARE MADE BY LMC WITH
RESPECT TO TH EQUIPMENT OR DOCUMENATATION, INCLUDING THE
WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR
PURPOSE.

5.LMC reserves the right to inspect the equipment and documentation at all reasonable times. Seller shall not move the equipment or documentation to another manutacturing location or to a supplier's location without the prior written approval of LMC.

6.Seller shall not alter any equipment in any manner whatsoever ithout the priorwritten approval of LMC. Further, Seller shall not purchase, design or fabricate any additional or replacement equipment for LMC ownership without the prior written approval of LMC.

7. The equipment shall be used only for work being performed by Seller for LMC and shall not be used for any other purpose whatsoever without the prior written approval of LMC.

8. Upon request, Seller shall furnish LMC drawings, photographs, instructions or such other material as may be necessary for identification or operation of the equipment.

9.Seller shall inventory all such property at LMC's request.

10.If for any reaps Seller is unable to continue production. he shall notify LMC immediately and LMC shall have the right to enter Seller's premises to remove he equipment and documentation, and Seller expressly waives any right or remedies Seller has with regard to the LMC equipment and documentation,including but not limited to any right Seller has to notice and a hearing or to a bond, undertaking or surety before a writ of replebine, order of seizure, or similar writ or order will be issued or become enforceable.

11. If, in order to perform the work required by an LMC purchase order, Seller orders from its suppliers any parts, material or other goods that require the use of any of the equipment or documentation for their production. Seller shall be responsible as provided in this agreement for any of the equipment or documentation which Seller may loan to its suppliers. Seller shall enter into a loan agreement with Seller's suppliers that will not diminish rights nor enlarge LMC's responsibilties, as defined in this agreement, with respect to the equipment or documentation loaned by the Seller to its suppliers.

12.Seller shall place the following ownership statement on all design, process,technical or other documentation generated by Seller in the performance of work for LMFS relating to the design, build or use of the equipment:

"This document is the property of LMC. Its use is authorized only for responding to a Request for Quotation or for performance of work for LMC."

13. The terms and conditions of this agreement shall prevail and take precedence over any inconsistency with or conflicting provision in any other documents,except as may be specifically agreed to in writing by LMC.

By acknowledgement of this letter agreement, Seller agrees that the scope of work required is understood by the Seller; that there are no informal commitments by LMC, the Seller or the Government that in any way affect the work under this agreement; that there are not open or unresolved issues related to this agreement except as explicitly stated herein: and that Seller, therefore, understands and agrees with this letter agreement.

This agreement is executed in duplicate originals as of the effective date specified on page 1.

This agreement must be signed and returned to LMC within ten (10) working days after receipt.

BY: /s/David w. Batz
TITLE. Sr. Subcontract Administrator

DATE:October 18, 1999

SELLER. Northstar Technical Inc.
        687 Water Street
        St. Johns, NF A1C 6J9
        Canada

BY:/s/ Wilson Russell
TITLE: CEO
DATE: October 19, 1999